                                                                   EXHIBIT 10.43

                                                                  EXECUTION COPY

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                                MASTER AGREEMENT


                            Dated as of June 21, 2002


                                      among

                            BORDERS GROUP, INC., AND
                            CERTAIN SUBSIDIARIES OF
                              BORDERS GROUP, INC.,
                THAT ARE, OR MAY HEREAFTER BECOME, PARTY HERETO,
                                 as Guarantors,

                               BORDERS, INC., AND
                         CERTAIN OTHER SUBSIDIARIES OF
                              BORDERS GROUP, INC.,
                     THAT MAY HEREAFTER BECOME PARTY HERETO,
                                   as Lessees

                   ATLANTIC FINANCIAL GROUP, LTD., as Lessor,

                 CERTAIN FINANCIAL INSTITUTIONS PARTIES HERETO,
                                   as Lenders

                              FLEET NATIONAL BANK,
                      as Co-Arranger and Syndication Agent

                                       and

                                 SUNTRUST BANK,
                  as Co-Arranger, Documentation Agent and Agent


================================================================================

                                TABLE OF CONTENTS

                                                                                                                 Page
ARTICLE I.          DEFINITIONS; INTERPRETATION ................................................................   2

ARTICLE II.         ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                    NATURE OF TRANSACTION ......................................................................   2
         SECTION 2.1     Agreement to Acquire, Construct, Fund and Lease .......................................   2
         SECTION 2.2     Fundings of Purchase Price and Construction Costs .....................................   3
         SECTION 2.3     Funded Amounts and Interest and Yield Thereon; Facility Fee ...........................   6
         SECTION 2.4     Lessee Owner ..........................................................................   7

ARTICLE III.        CONDITIONS PRECEDENT; DOCUMENTS ............................................................   7
         SECTION 3.1     Conditions to the Obligations of the Funding Parties on each Closing
                         Date ..................................................................................   7
         SECTION 3.2     Additional Conditions for the Documentation Date ......................................  12
         SECTION 3.3     Conditions to the Obligations of Lessee ...............................................  13
         SECTION 3.4     Conditions to the Obligations of the Funding Parties on Each Funding
                         Date ..................................................................................  14
         SECTION 3.5     Completion Date Conditions ............................................................  15
         SECTION 3.6     Addition of Lessees ...................................................................  16

ARTICLE IV.         REPRESENTATIONS ............................................................................  17
         SECTION 4.1     Representations of Guarantors, Borders and other Lessees ..............................  17
         SECTION 4.2     Survival of Representations and Effect of Fundings ....................................  27
         SECTION 4.3     Representations of the Lessor .........................................................  27
         SECTION 4.4     Representations of each Lender ........................................................  29

ARTICLE V.          COVENANTS OF GUARANTORS, BORDERS, THE OTHER LESSEES
                    AND THE LESSOR .............................................................................  29
         SECTION 5.1     Punctual Payment ......................................................................  29
         SECTION 5.2     Maintenance of Office .................................................................  29
         SECTION 5.3     Records and Accounts ..................................................................  30
         SECTION 5.4     Financial Statements, Certificates and Information ....................................  30
         SECTION 5.5     Notices ...............................................................................  31
         SECTION 5.6     Legal Existence; Maintenance of Properties ............................................  32
         SECTION 5.7     Insurance .............................................................................  33
         SECTION 5.8     Taxes .................................................................................  33
         SECTION 5.9     Inspection of Properties ..............................................................  33
         SECTION 5.10    Compliance with Laws, Contracts, Licenses, and Permits ................................  33
         SECTION 5.11    Employee Benefit Plans ................................................................  34
         SECTION 5.12    Use of Proceeds .......................................................................  34



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
         SECTION 5.13    Subsequent Credit Terms ...............................................................  34
         SECTION 5.14    Subsidiary Guaranties .................................................................  35
         SECTION 5.15    Further Assurances ....................................................................  35
         SECTION 5.16    Restrictions on Indebtedness ..........................................................  35
         SECTION 5.17    Restrictions on Liens .................................................................  36
         SECTION 5.18    Restrictions on Investments ...........................................................  38
         SECTION 5.19    Restricted Payments ...................................................................  40
         SECTION 5.20    Merger, Consolidation, Disposition of Assets and Sale Leaseback
                         Transactions ..........................................................................  41
         SECTION 5.21    Acquisitions ..........................................................................  43
         SECTION 5.22    Compliance with Environmental Laws ....................................................  43
         SECTION 5.23    Modifications of Other Documents ......................................................  43
         SECTION 5.24    Employee Benefit Plans ................................................................  43
         SECTION 5.25    Business Activities ...................................................................  44
         SECTION 5.26    Fiscal Year ...........................................................................  44
         SECTION 5.27    Transactions with Affiliates ..........................................................  44
         SECTION 5.28    Changes in Governing Documents ........................................................  45
         SECTION 5.29    Inconsistent Agreements ...............................................................  45
         SECTION 5.30    Fixed Charge Coverage Ratio ...........................................................  45
         SECTION 5.31    Leverage Ratio ........................................................................  46
         SECTION 5.32    Consolidated Tangible Net Worth .......................................................  46
         SECTION 5.33    Capital Expenditures ..................................................................  46
         SECTION 5.34    Further Assurances ....................................................................  46
         SECTION 5.35    Additional Required Appraisals ........................................................  46
         SECTION 5.36    Lessor's Covenants ....................................................................  47

ARTICLE VI.         TRANSFERS BY LESSOR AND LENDERS;
                    DISTRIBUTION OF PAYMENTS AND PROCEEDS ......................................................  48
         SECTION 6.1     Lessor Transfers ......................................................................  48
         SECTION 6.2     Lender Transfers ......................................................................  48
         SECTION 6.3     Distribution and Application of Rent Payments .........................................  50
         SECTION 6.4     Distribution and Application of Purchase Payment ......................................  50
         SECTION 6.5     Distribution and Application to Funding Party Balances of Lessee
                         Payment of Construction Failure Payment ...............................................  50
         SECTION 6.6     Distribution and Application to Funding Party Balances of Sale Proceeds
                         of Leased Property ....................................................................  51
         SECTION 6.7     Distribution and Application of Payments Received When an Event of
                         Default Exists or Has Ceased to Exist Following Rejection of the Lease ................  51
         SECTION 6.8     Distribution of Other Payments ........................................................  52
         SECTION 6.9     Timing of Agent Distributions .........................................................  52
         SECTION 6.10    Release of Leased Properties ..........................................................  52




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
ARTICLE VII.        INDEMNIFICATION ............................................................................  53
         SECTION 7.1     General Indemnification ...............................................................  53
         SECTION 7.2     Environmental Indemnity ...............................................................  55
         SECTION 7.3     Proceedings in Respect of Claims ......................................................  56
         SECTION 7.4     General Tax Indemnity .................................................................  58
         SECTION 7.5     Increased Costs, etc. .................................................................  64

ARTICLE VIII.       MISCELLANEOUS ..............................................................................  68
         SECTION 8.1     Survival of Agreements ................................................................  68
         SECTION 8.2     Documentary Conventions ...............................................................  68
         SECTION 8.3     Expenses ..............................................................................  68
         SECTION 8.4     Liabilities of the Funding Parties; Sharing of Payments ...............................  68
         SECTION 8.5     Liabilities of the Agent ..............................................................  69

APPENDIX A               Definitions and Interpretation

                                    SCHEDULES

SCHEDULE 2.2                 Commitments/Maximum Commitments
SCHEDULE 4.1(c)              Title to Properties; Leases
SCHEDULE 4.1(e)              Restricted Payments
SCHEDULE 4.1(g)              Litigation
SCHEDULE 4.1(h)              Transactions with Affiliates
SCHEDULE 4.1(q)              Environmental Compliance
SCHEDULE 4.1(r)              Subsidiaries, Etc.
SCHEDULE 5.16                Existing Indebtedness
SCHEDULE 5.17                Existing Liens
SCHEDULE 5.18                Existing Investments


                                    EXHIBITS

EXHIBIT A                    Form of Funding Request
EXHIBIT B                    Form of Assignment of Lease and Rents
EXHIBIT C                    Form of Security Agreement and Assignment
EXHIBIT D                    Form of Mortgage
EXHIBIT E                    Form of Joinder Agreement
EXHIBIT F                    Form of Assignment and Acceptance Agreement
EXHIBIT G                    Forms of Opinions of Counsel
EXHIBIT H                    Form of Certification of Construction Completion
EXHIBIT I                    Form of Payment Date Notice
EXHIBIT J                    Form of Compliance Certificate

                                MASTER AGREEMENT

         THIS MASTER AGREEMENT, dated as of June 21, 2002 (as it may be amended or modified from time to time in accordance with the provisions hereof, this "Master Agreement"), is among BORDERS GROUP, INC., a Michigan corporation ("BGI"), and certain Subsidiaries of BGI that are, or may hereafter become parties hereto as guarantors pursuant to Section 5.14 (individually, a "Guarantor" and collectively, the "Guarantors"), as Guarantors, BORDERS, INC., a Colorado corporation ("Borders"), and certain other Subsidiaries of BGI that may hereafter become parties hereto as lessees pursuant to Section 3.6 (individually, a "Lessee" and, collectively, the "Lessees"), as Lessees, ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the "Lessor"), certain financial institutions parties hereto as lenders (together with any other financial institution that becomes a party hereto as a lender, collectively referred to as "Lenders" and individually as a "Lender"), FLEET NATIONAL BANK, as Co-Arranger and Syndication Agent, and SUNTRUST BANK, a Georgia state banking corporation, as agent for the Lenders (in such capacity, the "Agent"), Co-Arranger and Documentation Agent.

                             PRELIMINARY STATEMENT

         In accordance with the terms and provisions of this Master Agreement, the Lease, the Loan Agreement and the other Operative Documents, (i) the Lessor contemplates acquiring Land or a leasehold interest in Land and, in certain cases, the Buildings on such Land identified by Borders from time to time, and leasing such Land and Buildings thereon to a Lessee, (ii) Borders, as Construction Agent for the Lessor, wishes, in certain instances, to arrange for the construction of Buildings on Land for the Lessor and, when completed, the related Lessee wishes to lease such Buildings from the Lessor as part of the Leased Properties under the Lease, (iii) Borders, in carrying out its duties as Construction Agent, wishes to obtain from Lessor, and the Lessor is willing to provide, funding for the acquisition of the Land (or a leasehold interest therein) and Buildings, or, in certain instances, the construction of Buildings, and (iv) the Lessor wishes to obtain, and Lenders are willing to provide, from time to time, financing of a portion of the funding of the acquisition of the Land (or a leasehold interest therein) and Buildings and, if applicable, the construction of the Buildings.

         In consideration of the mutual agreements contained in this Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



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

                                   ARTICLE I.
                          DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Master Agreement.

                                  ARTICLE II.
                 ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                              NATURE OF TRANSACTION

         SECTION 2.1 Agreement to Acquire, Construct, Fund and Lease.

                  (a) Land. Subject to the terms and conditions of this Master Agreement, with respect to each parcel of Land identified by a Lessee, on the related Closing Date (i) the Lessor agrees to acquire such interest in the related Land, and any Building thereon, from the applicable Seller as is transferred, sold, assigned and conveyed to the Lessor pursuant to the applicable Purchase Agreement or to lease such interest in the related Land, and any Building thereon, from the applicable Ground Lessor as is leased to the Lessor pursuant to the applicable Ground Lease, as the case may be, (ii) the Lessor hereby agrees to lease, or sublease, as the case may be, such Land and any Building thereon to the related Lessee pursuant to the Lease, and (iii) the related Lessee hereby agrees to lease, or sublease, as the case may be, such Land, and any Building thereon, from the Lessor pursuant to the Lease. With respect to each IDB Property, (i) the applicable Authority may acquire such interest in the related Land from the applicable Seller as is transferred, sold, assigned and conveyed to the Authority pursuant to the applicable Purchase Agreement, (ii) the applicable Authority will lease such Land to the Lessor pursuant to the related IDB Lease, and (iii) the related Lessee hereby agrees to sublease such Land from the Lessor pursuant to the Lease (it being understood that any reference in the Operative Documents to the lease by a Lessee of an IDB Property shall be deemed to refer to the sublease thereof pursuant to the Lease, if title to such IDB Property is held by the related Authority).

                  (b) Building. With respect to each parcel of Land on which a Building is to be constructed, subject to the terms and conditions of this Master Agreement, from and after the Closing Date relating to such Land (i) the Construction Agent agrees, pursuant to the terms of the Construction Agency Agreement, to construct and install the Building on such Land for the Lessor prior to the Scheduled Construction Termination Date, (ii) the Funding Parties agree to fund the Construction Costs with respect to such Building, (iii) the Lessor shall lease, or sublease, as the case may be, such Building as part of such Leased Property to the related Lessee pursuant to the Lease, and (iv) the related Lessee shall lease, or sublease, as the case may be, such Building from the Lessor pursuant to the Lease.

         SECTION 2.2 Fundings of Purchase Price and Construction Costs.

                  (a) Initial Funding and Payment of Purchase Price for Land and Development Costs on Closing Date. Subject to the terms and conditions of this Master Agreement, on the Closing Date for any Land, and any Building thereon, each Lender shall make available, or arrange to make available, to the Lessor its initial Loan with respect to such Land, and any Building thereon, in an amount equal to the product of such Lender's Commitment Percentage times the purchase price or the ground rent for such Land, and any Building thereon, and the Construction Costs incurred by the Construction Agent, as agent, through such Closing Date, which funds the Lessor shall use, together with the Lessor's own funds in an amount equal to the product of the Lessor's Commitment Percentage times the purchase price or ground rent for the related Land and any Building thereon, and the Construction Costs incurred by the Construction Agent, as agent for the Lessor, through such Closing Date, to purchase such Land, and any Building thereon, from the applicable Seller pursuant to the applicable Purchase Agreement or lease the Land and any Building thereon, from the applicable Ground Lessor pursuant to the applicable Ground Lease, as the case may be, and to pay (or reimburse itself for) the amount of such Construction Costs, and the Lessor shall lease, or sublease, as the case may be, such Land to the related Lessee pursuant to the Lease.

                  (b) Subsequent Fundings and Payments of Construction Costs during Construction Term. Subject to the terms and conditions of this Master Agreement, if a Building is to be constructed on Land, on each Funding Date following the Closing Date for such parcel of Land until the related Construction Term Expiration Date, (i) each Lender shall make available, or arrange to make available, to the Lessor a Loan in an amount equal to the product of such Lender's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date, which funds the Lessor hereby directs each Lender to pay over, or cause to be paid over, to the Agent, for distribution to the Construction Agent, as agent for the Lessor, as set forth in paragraph (d), and (ii) the Lessor shall pay over to the Agent, for distribution to the Construction Agent, as agent for the Lessor, its own funds (which shall constitute a part of, and an increase in, the Lessor's Invested Amount with respect to such Leased Property) in an amount equal to the product of the Lessor's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date.

                  (c) Aggregate Limits on Funded Amounts. The aggregate amount that the Funding Parties shall be committed to provide, or cause to be provided, as Funded Amounts under this Master Agreement and the Loan Agreement shall not exceed (x) with respect to each Leased Property, the costs of purchase (or ground lease, as the case may be) and construction of such Leased Property and the related Construction Costs, or (y) in the aggregate for all Leased Properties, the amount equal to (i) $75,000,000 minus (ii) the outstanding Revolving Credit Loans. The aggregate amount that any Funding Party shall be committed to fund, or cause to be funded, under this Master Agreement and the Loan Agreement shall not exceed the lesser of (i) such Funding Party's Commitment and (ii) such Funding Party's Commitment Percentage of the aggregate Fundings requested under this Master Agreement. Notwithstanding anything in this Section to the contrary, no Funding Party's Commitment shall exceed its Maximum Commitment.

                  (d) Notice, Time and Place of Fundings. (i) With respect to each Funding, a Lessee or the Construction Agent, as the case may be, shall give the Lessor and the Agent an irrevocable prior telephone (followed within one Business Day with written) or written notice not later than 11:00 a.m., Atlanta, Georgia time, at least three Business Days prior to the proposed Closing Date or other Funding Date, as the case may be, pursuant, in each case, to a Funding Request in the form of Exhibit A (a "Funding Request"), specifying the Closing Date or subsequent Funding Date, as the case may be, the amount of Funding requested, the Leased Property to which such Funding relates, whether such Funding shall be a LIBOR Advance or a Base Rate Advance or a combination thereof and the Rent Period(s) therefor. Following the Agent's receipt of a Funding Request, the Agent shall give each Lender a written notice not later than 5:00 p.m., Atlanta, Georgia time on the date such Funding Request is received by the Agent (unless such Funding Request is received after 11:00 a.m., Atlanta, Georgia time, in which case such notice shall be given not later than 5:00 p.m., Atlanta, Georgia time on the next Business Day), specifying the Closing Date or subsequent Funding Date, as the case may be, the amount of to be funded by such Lender, whether such Funding shall be a LIBOR Advance or a Base Rate Advance or a combination thereof and the Rent Period(s) therefor. All documents and instruments required to be delivered on such Closing Date pursuant to this Master Agreement shall be delivered at the offices of Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Lessor, the Construction Agent and the Agent. Each Funding shall occur on a Business Day and shall be in an amount equal to $500,000 or an integral multiple of $10,000 in excess thereof, with the exception of the final draw, which may be for such lesser amount as may be due and owing to fund the balance of the Construction Costs for the related Leased Property. All remittances made by, or caused to be made by, each Lender and the Lessor for any Funding shall be made in immediately available funds by wire transfer to, or as is directed by, the Construction Agent, with receipt by the Construction Agent not later than 12:00 noon, Atlanta, Georgia time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in Article III. The Agent shall, to the extent it has received funds from the Funding Parties except as set forth in clause (ii) below, remit the amount of any Funding in immediately available funds by wire transfer to, or as is directed by, the related Lessee or the Construction Agent, with receipt by the related Lessee or the Construction Agent, as applicable, not later than 12:00 noon, Atlanta, Georgia time, on the applicable Funding Date; such funds shall (1) in the case of the initial Funding on a Closing Date, be used to pay the purchase price to the applicable Seller, or ground rent to the applicable Ground Lessor, for the related Land and any Building thereon and pay Construction Costs related to such Land, and (2) in the case of each subsequent Funding be paid to the Construction Agent, as agent for the Lessor, for the payment or reimbursement of Construction Costs incurred through such Funding Date and not previously paid or reimbursed.

                  (ii) Unless the Agent shall have received notice from a Funding Party prior to 11:00 a.m. (Atlanta, Georgia time) on any proposed Closing Date or Funding Date that the Funding Party will not make available to the Agent the amount of that Funding Party's Funded Amounts, the Agent may assume that each Funding Party has made such amount available to the Agent on such Closing Date or Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Lessee or the Construction Agent on such date a corresponding amount. If and to the extent any Funding Party shall not have made the full amount of its Funded Amount available to the Agent, and the Agent in such circumstances has made available to the applicable Lessee or the Construction Agent the corresponding amount, that Funding Party shall on the next Business Day following such Closing Date or Funding Date make such amount available to the Agent. If such amount is so made available, such payment to the Agent shall constitute such Funding Party's Funding as of the date such amount is so made available for all purposes of this Agreement. Upon receipt by the Agent of Basic Rent from the Lessee, the Agent shall be entitled to that portion of such Basic Rent for the period that the Agent funded such Funding Party's Funded Amount, and such Funding Party shall be entitled to that portion of Basic Rent for the period that such Funding Party funded its Funded Amount. In the event that such Funding Party has not made such amount available to the Agent within two (2) Business Days after the date that the Agent made such amount available to the related Lessee or the Construction Agent, such Lessee or the Construction Agent, as applicable, shall return such amount by wire transfer in immediately available funds to the Agent immediately upon notice by the Agent.

                  (e) Lessee's Deemed Representation for Each Funding. Each Funding Request by a Lessee or the Construction Agent shall be deemed a reaffirmation of each Guarantor's and each Lessee's indemnity obligations in favor of the Indemnitees under the Operative Documents and a representation and warranty to the Lessor, the Agent and the Lenders that on the proposed Closing Date or Funding Date, as the case may be, (i) the amount of Funding requested represents amounts owing in respect of the purchase price or ground rent of the related Land, and any Building thereon, and Construction Costs in respect of the Leased Property (in the case of the initial Funding on a Closing Date) or amounts that are then due to third parties in respect of the Construction, or amounts paid by the Construction Agent, as agent for the Lessor, to third parties for which the Construction Agent has not previously been reimbursed by a Funding (in the case of any Funding), (ii) no Event of Default or Potential Event of Default exists, and (iii) the representations and warranties of each Guarantor and each Lessee set forth in Section 4.1 are true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (f) Not Joint Obligations. Notwithstanding anything to the contrary set forth herein or in the other Operative Documents, each Lender's and the Lessor's commitments shall be several, and not joint. In no event shall any Funding Party be obligated to fund, or cause to be funded, an amount in excess of such Funding Party's Commitment Percentage of any Funding, or to fund, or cause to be funded, amounts in the aggregate in excess of such Funding Party's Commitment.

                  (g) Non-Pro Rata Fundings. Notwithstanding anything to the contrary set forth in this Master Agreement, but subject to Section 2.2(f) above, at the Agent's option, Fundings may be made by drawing on the Lessor's Commitment until such Commitment is fully funded before drawing on the Lenders' Commitments. In such event, when the Lessor's Commitment is fully funded, the Lenders will fund, or cause to be funded, on a pro rata basis as among themselves, 100% of the amount of the Fundings thereafter, provided that, in no event will the Lessor's Invested Amount be less than 5% of the aggregate Funded Amounts.

         SECTION 2.3 Funded Amounts and Interest and Yield Thereon; Facility
Fee.

                  (a) The Lessor's Invested Amount for any Leased Property outstanding from time to time shall accrue yield ("Yield") at the Lessor Rate, computed using the actual number of days elapsed and a 360 day year. If all or a portion of the principal amount of or Yield on the Lessor's Invested Amounts shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor under the Lease, to the maximum extent permitted by law, accrue yield at the Overdue Rate, from the date of nonpayment until paid in full (both before and after judgment).

                  (b) Each Lender's Funded Amount for any Leased Property outstanding from time to time shall accrue interest as provided in the Loan Agreement.

                  (c) During the Construction Term for any Construction Land Interest, in lieu of the payment of accrued interest, on each Payment Date, the related Lessee may elect to capitalize interest related to such Leased Property, by delivering a written notice of such election at the time that the initial Funding Request is given for such Leased Property. If such an election is made, each Lender's Funded Amount in respect of such Construction Land Interest shall automatically be increased by the amount of interest accrued and unpaid on the related Loans pursuant to the Loan Agreement during the Rent Period ending on such Payment Date (except to the extent that at any time such increase would cause such Lender's Funded Amount to exceed such Lender's Commitment, in which event the related Lessee shall pay such excess amount to such Lender in immediately available funds on such Payment Date). Similarly, in lieu of the payment of accrued Yield, on each Payment Date, the Lessor's Invested Amount in respect of such Construction Land Interest shall automatically be increased by the amount of Yield accrued on the Lessor's Invested Amount in respect of such Leased Property during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause the Lessor's Invested Amount to exceed the Lessor's Commitment, in which event the related Lessee shall pay such excess amount to the Lessor in immediately available funds on such Payment Date). Such increases in Funded Amounts shall occur without any disbursement of funds by the Funding Parties, and without the need for delivery of a Funding Request.

                  (d) Three Business Days prior to the last day of each Rent Period, Borders shall deliver (which delivery may be by facsimile) to the Lessor and the Agent a notice substantially in the form of Exhibit I (each, a "Payment Date Notice"), appropriately completed, specifying the allocation of the Funded Amounts related to such Rent Period to LIBOR Advances and Base Rate Advances and the Rent Periods therefor, provided that no such allocation to LIBOR Advances shall be in an amount less than $1,000,000. Each such Payment Date Notice shall be irrevocable. If no such notice is given, the Funded Amounts in excess of $1,000,000 shall be allocated to a LIBOR Advance with a Rent Period of three (3) months; any Funded Amounts of $1,000,000 or less shall be allocated to a Base Rate Advance.

                  (e) Borders agrees to pay to the Agent, for the pro rata benefit of the Funding Parties, a facility fee (the "Facility Fee") for each day from the date hereof until the Lease Termination Date equal to (i) the Applicable Margin applicable to the Facility Fee times (ii) the aggregate Commitments on such day, times (iii) 1/360. Such fees shall be payable in arrears on each Quarterly Payment Date and, prior to the Funding Termination Date, shall be paid with the proceeds of Advances (which Advances shall be made automatically and without the necessity of the delivery of a Funding Request).

         SECTION 2.4 Lessee Owner. With respect to each Leased Property, it is the intent of the Lessees, the Guarantors and the Funding Parties that for accounting purposes, federal, state and local tax purposes and commercial and bankruptcy law purposes the Lease shall be treated as the repayment and security provisions of a loan by the Funding Parties to the Lessees, and that the related Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Leased Property, and all payments of Basic Rent during the Lease Term shall be treated as payments of interest. Nevertheless, each Guarantor and each Lessee acknowledge and agree that neither the Agent, nor any Funding Party, nor any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that each Guarantor and each Lessee have obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

                                  ARTICLE III.
                        CONDITIONS PRECEDENT; DOCUMENTS

         SECTION 3.1 Conditions to the Obligations of the Funding Parties on each Closing Date. The obligations of each Funding Party to carry out its respective obligations under Article II of this Master Agreement to be performed on the Closing Date with respect to any Land and any Building thereon shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel), on or prior to such Closing Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.1 which are required to be performed by such Funding Party:

                  (a) Documents. The following documents shall have been executed and delivered by the respective parties thereto:

                           (i) Deed and Purchase Agreement; Ground Lease. The
                  related original Deed duly executed by the applicable Seller in favor of the Lessor and in recordable form, and copies of the related Purchase Agreement, assigned to the Lessor (unless Lessor is the original party thereto), shall each have been delivered to the Agent by Borders or the related Lessee, or the related Ground Lease, duly assigned to the Lessor (unless Lessor is the original party thereto), shall have been delivered to the Agent, as applicable (it being understood, that each Purchase Agreement and each Ground Lease shall be reasonably satisfactory in form and substance to the Agent).

                           (ii) Lease Supplement. The original of the related
                  Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent by such Lessee.

                           (iii) Mortgage and Assignment of Lease and Rents.
                  Counterparts of the Mortgage (substantially in the form of Exhibit D attached hereto, with such changes as may be required to conform to applicable local law), duly executed by the Lessor and in recordable form, shall have been delivered to the Agent (which Mortgage shall secure all of the obligations of the Lessor under the Operative Documents to the Agent unless such mortgage is subject to a tax based on the amount of indebtedness secured thereby, in which case the amount secured will be limited to debt of the Lessor in an amount equal to 125% of the projected cost of acquisition and construction of such Leased Property); and the Assignment of Lease and Rents (substantially in the form of Exhibit B attached hereto) in recordable form, duly executed by the Lessor, shall have been delivered to the Agent by the Lessor.

                           (iv) Security Agreement and Assignment. If such
                  Leased Property is a Construction Land Interest, counterparts of the Security Agreement and Assignment (substantially in the form of Exhibit C attached hereto), duly executed by the Construction Agent, with an acknowledgment and consent thereto satisfactory to the Lessor and the Agent duly executed by the related General Contractor and the related Architect or Engineer, as applicable, and complete copies of the related Construction Contract and the related Architect's Agreement or Engineer's Agreement certified by the Construction Agent, shall have been delivered to the Lessor and the Agent (it being understood and agreed that if no related Construction Contract, Architect's Agreement or Engineer's Agreement exists on such Closing Date, such delivery shall not be a condition precedent to the Funding on such Closing Date, and in lieu thereof the Construction Agent shall deliver complete executed copies of such Security Agreement and Assignment and consents concurrently with the Construction Agent's entering into such contracts). If such Leased Property is a Construction Land Interest, counterparts of the supplement to the Construction Agency Agreement for such Leased Property, duly executed by the Construction Agent and the Lessor, shall have been delivered to the Agent.

                           (v) Survey. The related Lessee shall have delivered,
                  or shall have caused to be delivered, to the Lessor and the Agent, at such Lessee's expense, an accurate survey certified to the Lessor and the Agent in a form reasonably satisfactory to the Lessor and the Agent and showing no state of facts unsatisfactory to the Lessor or the Agent and prepared within ninety (90) days of such Closing Date (or such other time period agreed to by the Lessor and the Agent) by a Person reasonably satisfactory to the Lessor and the Agent. Such survey shall (1) be acceptable to the Title Insurance Company for the purpose of providing extended coverage to the Lessor and a lender's comprehensive endorsement to the Agent, (2) show no encroachments on such Land by structures owned by others, and no encroachments from any part of such Leased Property onto any land owned by others, and (3) disclose no state of facts reasonably objectionable to the Lessor, the Agent or the Title Insurance Company.

                           (vi) Title and Title Insurance. On such Closing Date,
                  the Lessor shall receive from a title insurance company reasonably acceptable to the Lessor and the Agent an ALTA Owner's Policy of Title Insurance issued by such title insurance company and the Agent shall receive from such title insurance company an ALTA Mortgagee's Policy of Title Insurance issued by such title insurance company, in each case, in the amount of the projected cost of acquisition and construction of such Leased Property, reasonably acceptable in form and substance to the Lessor and the Agent, respectively (collectively, the "Title Policy"). The Title Policy shall be dated as of such Closing Date, and, to the extent permitted under Applicable Law, shall include such affirmative endorsements as the Lessor or the Agent shall reasonably request.

                           (vii) Appraisal. Each Funding Party shall have
                  received a report of the Appraiser (an "Appraisal"), paid for by any Guarantor or the related Lessee, for the first Leased Property for which the Closing Date, shall occur and for every third Leased Property for which a Closing Date shall occur (i.e., Appraisals shall be required for the first, fourth, seventh, tenth, etc. . . ., Leased Property to become subject to the Lease); provided that, notwithstanding the foregoing, an Appraisal must be delivered for any Leased Property that is not substantially similar in business purpose to the Leased Properties then subject to the Lease. Each

                  Appraisal shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, shall be satisfactory to such Funding Party and shall state in a manner satisfactory to such Funding Party the estimated "as vacant" value of such Land and existing Buildings or any Building to be constructed thereon. Such Appraisal must show that the "as vacant" value of such Leased Property (if a Building is to be constructed on the Land, determined as if the Building had already been completed in accordance with the related Plans and Specifications) is at least 45% of the total cost of such Leased Property, including the cost of the trade fixtures, equipment and personal property related to such Leased Property and to be funded by the Funding Parties.

                           (viii) Environmental Audit and related Reliance
                  Letter. The Lessor and the Agent shall have received an Environmental Audit for such Leased Property, which shall be conducted in accordance with ASTM standards and shall not include a recommendation for further investigation and is otherwise satisfactory to the Lessor and the Agent; and the firm that prepared the Environmental Audit for such Leased Property shall have delivered to the Lessor and the Agent a letter stating that the Agent and the Funding Parties may rely upon such firm's Environmental Audit of such Land, it being understood that the Lessor's and the Agent's acceptance of any such Environmental Audit shall not release or impair any Guarantor's or any Lessee's obligations under the Operative Documents with respect to any environmental liabilities relating to such Leased Property.

                           (ix) Evidence of Insurance. The Lessor and the Agent
                  shall have received from the related Lessee certificates of insurance evidencing compliance with the provisions of Article VIII of the Lease (including the naming of the Lessor, the Agent and the Lenders as additional insured or loss payee with respect to such insurance, as their interests may appear), in form and substance reasonably satisfactory to the Lessor and the Agent.

                           (x) UCC Financing Statement; Recording Fees; Transfer
                  Taxes. The Agent shall have received satisfactory evidence of
                  (i) the execution (if required pursuant to the applicable UCC) and delivery to Agent of a UCC-1 and, if required by applicable law, UCC-2 financing statement to be filed with the Secretary of State of the applicable State (or other appropriate filing office) and the county where the related Land is located, respectively, and such other Uniform Commercial Code financing statements as any Funding Party deems necessary or desirable in order to perfect such Funding Party's or the Agent's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the related Deed, the Ground Lease or a memorandum thereof (if applicable), the related Lease Supplement, the related Mortgage and the related Assignment of Lease and Rents.

                           (xi) Opinions. An opinion of local counsel for the
                  related Lessee qualified in the jurisdiction in which such Leased Property is located, substantially in the form set forth in Exhibit G attached hereto, and containing such other matters as the parties to whom it is addressed shall reasonably request, shall have been addressed to each of the Agent and each Funding Party, and delivered to the Agent. To the extent reasonably requested by the Agent, opinions supplemental to those delivered under Section 3.2(vi) and reasonably satisfactory to the Agent shall have been addressed to each of the Agent and each Funding Party, and delivered to the Agent.

                           (xii) Good Standing Certificates. The Agent shall
                  have received good standing certificates for the Lessor and the related Lessee from the appropriate offices of the state where the related Land is located.

                           (xiii) IDB Property. If such Leased Property is an
                  IDB Property or is otherwise subject to industrial development or revenue bonds, the IDB Documentation shall have been executed by the parties thereto, and shall be in form and substance reasonably acceptable to the Agent, the Lessor and the Lenders.

                  (b) Litigation. No action or proceeding shall have been instituted or, to the knowledge of any Funding Party, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect any Leased Property or any transaction contemplated by the Operative Documents or which would reasonably be expected to result in a Material Adverse Effect.

                  (c) Legality. In the opinion of such Funding Party or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

                  (d) No Events. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking relating to such Leased Property shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and (iii) there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect since January 27, 2002.

                  (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (f) Cutoff Date. No Closing Date shall occur after the Funding Termination Date.

                  (g) Approval. The Required Lenders shall have approved such Leased Property for inclusion in the Lease by written notice to the related Lessee.

         SECTION 3.2 Additional Conditions for the Documentation Date. The obligations of each Funding Party to carry out its respective obligations under
Article II of this Master Agreement to be performed on the Documentation Date shall be subject to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel), on or prior to the Documentation Date of the following conditions precedent in addition to those set forth in Section 3.1, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.2 which are required to be performed by such Funding Party:

                           (i) Loan Agreement; Guaranty Agreement, etc.
                  Counterparts of the Loan Agreement, duly executed by the Lessor, the Agent and each Lender shall have been delivered to each of the Lessor and the Agent. An A Note and a B Note, duly executed by the Lessor, shall have been delivered to the Agent. The Guaranty Agreement, duly executed by each Guarantor, shall have been delivered to the Agent. The Agent's Fee Letter, duly executed by Borders and BGI, and the Disbursement Agreement, duly executed by Borders, shall have been delivered to the Agent.

                           (ii) Master Agreement. Counterparts of this Master
                  Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

                           (iii) Construction Agency Agreement. Counterparts of
                  the Construction Agency Agreement, duly executed by the parties thereto shall have been delivered to each of the parties hereto.

                           (iv) Lease. Counterparts of the Lease, duly executed
                  by the Lessees party to this Master Agreement on the Documentation Date, and the Lessor, shall have been delivered to each Funding Party and the original, chattel paper copy of the Lease shall have been delivered to the Agent.

                           (v) Lessee's Resolutions and Incumbency Certificate,
                  etc. Each of the Agent and the Lessor shall have received (x) a certificate of the Secretary or an Assistant Secretary of each Guarantor, Borders and each other Lessee party hereto on the Documentation Date, attaching and certifying as to (i) the Board of Directors' (or appropriate committee's) resolution duly authorizing for the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation and (iv) its by-laws, and (y) good standing or active status certificates for each Guarantor and each Lessee party hereto on the Documentation Date from the appropriate offices of the states of such Guarantor's or such Lessee's organization and principal place of business.

                           (vi) Opinions of Counsel. The opinions of in-house
                  counsel for the Lessees and the Guarantors and Dickinson Wright PLLC, dated the Documentation Date, containing such matters as the parties to whom it is addressed shall reasonably request, shall have been addressed to each of the Agent and each Funding Party and delivered to the Agent. The opinion of Brown McCarroll LLP, dated the Documentation Date, containing such matters as the parties to whom it is addressed shall reasonably request, shall have been addressed and delivered to each of the Agent, the Lenders, the Guarantors and Borders.

                           (vii) Good Standing Certificate. The Agent and
                  Borders shall have received a good standing certificate for the Lessor and the General Partner from the appropriate office of the State of Texas.

                           (viii) Lessor's Consents and Incumbency Certificate,
                  etc. The Agent and Borders shall have received a certificate of the Secretary or an Assistant Secretary of the General Partner of the Lessor attaching and certifying as to (i) the consents of the partners of the Lessor duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, and (iii) the Partnership Agreement.

                           (ix) Omnibus Amendment. Counterparts of the Omnibus
                  Amendment, duly executed by the parties hereto, shall have been delivered to the Agent.

         SECTION 3.3 Conditions to the Obligations of Lessee. The obligations of any Lessee to lease a Leased Property from the Lessor are subject to the fulfillment on the related Closing Date to the satisfaction of, or waiver by, such Lessee (such satisfaction or waiver to be conclusively evidenced by delivery of the Lease Supplement by such Lessee), of the following conditions precedent:

                  (a) General Conditions. The conditions set forth in Sections
3.1 and 3.2 that require fulfillment by the Lessor or the Lenders shall have been satisfied.

                  (b) Legality. In the opinion of such Lessee or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Lessee to participate in any of the transactions contemplated by the Operative Documents.

                  (c) Purchase Agreement; Ground Lease. The Purchase Agreement and, if applicable, the Ground Lease and all documents to be delivered under the Purchase Agreement or Ground Lease, including title insurance, survey and environmental audit, shall be reasonably satisfactory to such Lessee.

         SECTION 3.4 Conditions to the Obligations of the Funding Parties on Each Funding Date. The obligations of each Funding Party to carry out its respective obligations under Article II of this Master Agreement to be performed on each Funding Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) on or prior to each such Funding Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.4 which are required to be performed by such Funding Party:

                  (a) Funding Request. The Lessor and the Agent shall have received from the Construction Agent or a Lessee the Funding Request therefor pursuant to Section 2.2(d).

                  (b) Condition Fulfilled. As of such Funding Date, the conditions set forth in Sections 3.1(c) and (d) shall have been satisfied.

                  (c) Representations. As of such Funding Date, both before and after giving effect to the Funding requested by the Construction Agent or a Lessee on such date, the representations and warranties that the Construction Agent or such Lessee is deemed to make pursuant to Section 2.2(e) shall be true and correct in all material respects on and as of such Funding Date as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (d) No Bonded Stop Notice or Filed Mechanics Lien. As of such Funding Date, and as to any Funded Amount requested for any Leased Property on such Funding Date, (i) none of the Agent or any Funding Party has received (with respect to such Leased Property) a bonded notice to withhold Loan funds that has not been discharged by the related Lessee or the Construction Agent, and (ii) no mechanic's liens or materialman's liens have been filed against such Leased Property that have not been discharged by the related Lessee, bonded over in a manner reasonably satisfactory to the Agent or insured over by the Title Insurance Company.

                  (e) Lease Supplement. If the Funding relates to a Building that will be leased under a Lease Supplement separate from the Lease Supplement for the related Land, the original of such separate Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent.

         SECTION 3.5 Completion Date Conditions. The occurrence of the Completion Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

                  (a) Certificate of Occupancy. The Construction Agent shall have furnished to the Agent copies of a certificate or certificates of occupancy for such Leased Property or other legally equivalent permission to occupy such Leased Property.

                  (b) Construction Completion. Any related Construction shall have been completed substantially in accordance with the related Plans and Specifications (subject to punch list requirements), the related Deed and all Applicable Laws, and such Leased Property shall be ready for occupancy and operation. All fixtures, equipment and other property contemplated under the Plans and Specifications to be incorporated into or installed in such Leased Property shall have been substantially incorporated or installed, free and clear of all Liens except for Permitted Liens.

                  (c) Construction Agent Certification. The Construction Agent shall have furnished the Agent and each Funding Party with a certification of the Construction Agent (substantially in the form of Exhibit H) that:

                           (i) all amounts owing to third parties for the related Construction have been paid in full (other than contingent obligations for which the Construction Agent, as agent for the Lessor, has made adequate reserves), and no litigation or proceedings are pending, or to the best of the Construction Agent's knowledge, are threatened, against such Leased Property or the Construction Agent or the related Lessee which could reasonably be expected to have a Material Adverse Effect;

                           (ii) all material consents, licenses and permits and other governmental authorizations or approvals required for such Construction and operation of such Leased Property have been obtained and are in full force and effect;

                           (iii) such Leased Property has available all services of public facilities and other utilities necessary for use and operation of such Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the related Building and public highways for pedestrians and motor vehicles;

                           (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and neither the Construction Agent nor the related Lessee has any knowledge of any pending modification or cancellation of any of the same; and the use of such Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

                           (v) all of the requirements and conditions set forth in Section 3.5(b) hereof have been completed and fulfilled with respect to such Leased Property and the related Construction; and

                           (vi) such Leased Property is in compliance in all material respects with all applicable zoning laws and regulations.

         SECTION 3.6 Addition of Lessees. After the date hereof, additional Subsidiaries of BGI may become Lessees hereunder and under the other Operative Documents upon satisfaction of the following conditions precedent:

                  (a) such Subsidiary and the Guarantors shall have executed and delivered to the Agent and the Lessor a Joinder Agreement, substantially in the form of Exhibit E;

                  (b) such Subsidiary shall have delivered to each of the Agent and the Lessor (x) a certificate of the Secretary or an Assistant Secretary of such Subsidiary, attaching and certifying as to (i) the Board of Directors' resolution serving as authority for the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation, certified as of a recent date by the Secretary of State of its incorporation and
(iv) its by-laws, and (y) good standing or active status certificates from the appropriate offices of the States of such Subsidiary's incorporation and principal place of business;

                  (c) such Subsidiary shall have delivered an opinion of Dickenson Wright PLLC and in-house counsel of BGI, or other counsel to such Subsidiary reasonably acceptable to the Agent, addressed to each of the Lessor, the Agent and the Lenders, substantially in the form of the opinion delivered by counsel to the Lessees and the Guarantors and in-house counsel of BGI on the Documentation Date; and

                  (d) the Agent and the Funding Parties shall have received such other documents, certificates and information as any of them shall have reasonably requested.

                                  ARTICLE IV.
                                REPRESENTATIONS

         SECTION 4.1 Representations of Guarantors, Borders and other Lessees. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each of the Guarantors, Borders and each other Lessee represents and warrants to each of the other parties hereto as follows:

                  (a) Corporate Authority.

                           (i) Incorporation; Good Standing. Each of BGI and its
                  Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation,
                  (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect. Each Lessee is a Subsidiary of BGI.

                           (ii) Authorization. The execution, delivery and
                  performance of this Master Agreement and the other Operative Documents to which any of the Lessees, any Guarantor or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Lessees, any Guarantor or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Lessees, any Guarantor or any of their Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, any of the Lessees, any Guarantor or any of their Subsidiaries.

                           (iii) Enforceability. The execution and delivery of
                  this Master Agreement and the other Operative Documents to which any of the Lessees, any Guarantor or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Governmental Approvals. The execution, delivery and performance by any of the Guarantors, the Lessees and any of their Subsidiaries of this Master Agreement and the other Operative Documents to which any of the Guarantors, the Lessees or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

                  (c) Title to Properties; Leases. Except as indicated on
Schedule 4.1(c) hereto, the Guarantors, the Lessees and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Guarantors, the Lessees and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Encumbrances.

                  (d) Fiscal Year; Financial Statements and Projections.

                           (i) Fiscal Year. Each of the Lessees, the Guarantors
                  and each of their Subsidiaries has a Fiscal Year which is the 52/53 week period ending on the Sunday (except with respect to Walden, on the Saturday) preceding the last Wednesday in January. The Fiscal Quarters and Fiscal Year of the Guarantors, the Lessees and their Subsidiaries are accurately described in Appendix A hereto.

                           (ii) Financial Statements. There has been furnished
                  to each of the Funding Parties (A) a consolidated balance sheet of BGI and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of income and cash flow of the Lessees and their Subsidiaries for the Fiscal Year then ended, certified by Ernst & Young LLP. Such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP and fairly present the financial condition of BGI and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of any Lessee, any Guarantor or any of their Subsidiaries as of such date involving material amounts, known to the officers of BGI, which were not disclosed in such balance sheet and the notes related thereto.

                           (iii) Projections. The projections of the annual
                  operating budgets of BGI and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the period from January 28, 2002 through January 23, 2005, copies of which have been delivered to each Funding Party, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of any of the Lessees, the Guarantors or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of BGI and its Subsidiaries of the results of operations and other information projected therein.

                  (e) No Material Adverse Changes, etc. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, the Guarantors and the Lessees have not made any Restricted Payment except as set forth in Schedule 4.1(e) hereto.

                  (f) Franchises, Patents, Copyrights, etc. BGI and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

                  (g) Litigation. Except as set forth in Schedule 4.1(g) hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against BGI or any of its Subsidiaries before any Governmental Authority, that, (i) might reasonably be expected to, either in any case or in the aggregate, (A) have a Material Adverse Effect or (B) materially impair the right of BGI and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of BGI and its Subsidiaries, or
(ii) which question the validity of this Master Agreement or any of the other Operative Documents, or any action taken or to be taken pursuant hereto or thereto.

                  (h) No Materially Adverse Contracts, etc. Neither BGI nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither BGI nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Guarantors' and Lessees' officers, to have any Material Adverse Effect.

                  (i) Compliance with Other Instruments, Laws, etc. Neither BGI nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

                  (j) Tax Status. Each of BGI and its Subsidiaries (i) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject where, in the cases of state or foreign tax returns, failure to make such filing could have a Material Adverse Effect, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of any Lessee or any Guarantor know of any basis for any such claim.

                  (k) No Event of Default. No Default or Event of Default has occurred and is continuing.

                  (l) Holding Company and Investment Company Acts. None of the Guarantors, the Lessees nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

                  (m) Absence of Financing Statements, etc. Except with respect to Permitted Encumbrances, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of any Lessee, any Guarantor or any of their Subsidiaries or any rights relating thereto.

                  (n) Certain Transactions. Except as set forth on Schedule 4.1(n), none of the officers, directors, or employees of BGI or any of its Subsidiaries is presently a party to any transaction with BGI or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Lessees or the Guarantors, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (o) Employee Benefit Plans.

                           (i) In General. Each Employee Benefit Plan and each
                  Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss. 412 of ERISA. The Lessees and the Guarantors have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss. 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                           (ii) Terminability of Welfare Plans. No Employee
                  Benefit Plan, which is an employee welfare benefit plan within the meaning of ss. 3(1) or ss. 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws, provided, however, that any Lessee(s) or any Guarantor(s) may include retirees in its employee welfare plans and pay a portion of the cost of such coverage so long as (A) the premium based cost of the coverage does not exceed, in the aggregate $2,000,000 and (B) such coverage is terminable at any time by the applicable Lessee(s) or Guarantor(s). The Lessees and the Guarantors may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Lessees and the Guarantors without liability to any Person other than for claims arising prior to termination.

                           (iii) Guaranteed Pension Plans. Each contribution
                  required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss. 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and none of the Lessees, the Guarantors or any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss. 307 of ERISA or ss. 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Lessee, any Guarantor or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss. 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                           (iv) Multiemployer Plans. None of the Lessees, the
                  Guarantors nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss. 4201 of ERISA or as a result of a sale of assets described in ss. 4204 of ERISA. None of the Lessees, the Guarantors nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss. 4241 or ss. 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss. 4041A of ERISA.

                  (p) Use of Proceeds.

                           (i) General. The proceeds of the Fundings shall be
                  used to acquire, construct or renovate the Leased Properties.

                           (ii) Regulations U and X. No portion of any Funding
                  is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  (q) Environmental Compliance. The Lessees and the Guarantors have taken all appropriate inquiry into the previous ownership of the Real Estate consistent with good commercial or customary practice and, based upon such diligent investigation, has determined that, to the best of the Guarantors' and the Lessees' knowledge:

                           (i) none of the Lessees, the Guarantors, their
                  Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or a Material Adverse Effect;

                           (ii) none of the Lessees, the Guarantors nor any of
                  their Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (A) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (B) that any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Lessee, any Guarantor or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
                  (C) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                           (iii) except as set forth on Schedule 4.1(q) attached
                  hereto: (A) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (B) in the course of any activities conducted by the Lessees, the Guarantors, their Subsidiaries or operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (C) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Lessees, the Guarantors or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (D) to the best of the Lessees' and the Guarantors' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (E) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Lessees' and the Guarantors' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                           (iv) none of the Lessees, the Guarantors nor any of
                  their Subsidiaries, or any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or to the effectiveness of any other transactions contemplated hereby.

                  (r) Subsidiaries. Schedule 4.1(r), as the same may be updated pursuant to Section 4.1(v) hereof, states the name of each of BGI's Subsidiaries and Joint Ventures and, in each case, such entity's jurisdiction of incorporation, authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, such entity's outstanding partnership interests (the "Partnership Interests") if it is a partnership and such entity's outstanding membership interests (the "Membership Interests") if it is a limited liability company. BGI and each of its Subsidiaries has good and marketable title to all of the Subsidiary Shares, Partnership Interests, and Membership Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and Membership Interests have been validly issued and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or Membership Interests except as indicated on Schedule 4.1(r).

                  (s) Disclosure. None of this Master Agreement or any of the other Operative Documents contains any untrue statement of a material fact or omits to state a material fact (known to any of the Lessees, the Guarantors or any of their Subsidiaries in the case of any document or information not furnished by it or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to any of the Lessees, the Guarantors or any of their Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

                  (t) Senior Debt Status. The Obligations of each Lessee and each Guarantor under this Master Agreement and each of the other Operative Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such

Lessee or such Guarantor except Indebtedness of such Lessee or such Guarantor to the extent secured by Permitted Encumbrances. There is no Lien upon or with respect to any of the properties or income of any Lessee, any Guarantor or any of their Subsidiaries which secures Indebtedness or other obligations of any Person except for Permitted Encumbrances.

                  (u) Solvency. After giving effect to each incurrence of Indebtedness hereunder, and the payment of all Fees, costs and expenses payable by each of the Lessees and the Guarantors hereunder, each Lessee and each Guarantor is Solvent.

                  (v) Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto (other than Schedule 2.2) become outdated or incorrect in any material respect, BGI shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided that, except for the amendment of Schedule 4.1(r) in connection with any new Subsidiary of BGI as permitted herein, no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Administrative Agent (which may request the consent of the Required Funding Parties) shall have accepted in writing such revisions or updates to such Schedule.

                  (w) Hazardous Materials - Leased Properties.

                           (i) To the best knowledge of the related Lessee,
                  except as described in the related Environmental Audit, on the Closing Date for each Leased Property, there are no Hazardous Materials present at, upon, under or within such Leased Property or released or transported to or from such Leased Property (except in compliance in all material respects with all Applicable Law).

                           (ii) On the related Closing Date, no Governmental
                  Actions have been taken or are in process or have been threatened, which could reasonably be expected to subject such Leased Property or any Funding Party to any material Claims or Liens with respect to such Leased Property under any Environmental Law or would otherwise have a Material Adverse Effect.

                           (iii) The related Lessee has, or will obtain on or
                  before the date required by Applicable Law, all Environmental Permits necessary to operate each Leased Property, if any, in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to obtain such Environmental Permits or to so comply would not have a Material Adverse Effect.

                           (iv) Except as set forth in the related Environmental
                  Audit or in any notice subsequently furnished by the related Lessee to the Agent and approved by the Agent in writing prior to the respective times that the representations and warranties contained herein are made or deemed made hereunder, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the related Lessee, no penalty has been assessed on the related Lessee and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to any Leased Property with respect to any alleged material violation or liability of the related Lessee under any Environmental Law. To the best knowledge of the related Lessee, no material notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to any Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

                           (v) Each Leased Property and each portion thereof are
                  presently in compliance in all material respects with all Environmental Laws, and, to the best knowledge of the related Lessee, there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding such Leased Property (including without limitation the release or presence of Hazardous Materials) that would reasonably be anticipated to (A) form the basis of a material Claim against such Leased Property, any Funding Party or the related Lessee,
                  (B) cause such Leased Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which such Leased Property is located, other than notices filed in the ordinary cause of business, or (D) prevent or materially interfere with the continued operation and maintenance of such Leased Property as contemplated by the Operative Documents.

                  (x) Leased Property. The present condition of each Leased Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to such Leased Property, and the related Lessee's future intended use of such Leased Property under the Lease does not violate any Applicable Law. To the best knowledge of the related Lessee, no material notices, complaints or orders of violation or non-compliance have been issued or threatened or contemplated by any Governmental Authority with respect to any Leased Property or any present or intended future use thereof. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to the related Lessee's best knowledge will be, obtained and are or will be in full force and effect, and the related Lessee has no knowledge of any pending material modification or cancellation of any of the same.

         SECTION 4.2 Survival of Representations and Effect of Fundings.

                  (a) Survival of Representations and Warranties. All representations and warranties made in Section 4.1 shall survive delivery of the Operative Documents and every Funding, and shall remain in effect until the Commitments terminate and all of the Obligations are fully and irrevocably paid.

                  (b) Each Funding a Representation. Each Funding accepted by a Lessee or the Construction Agent shall be deemed to constitute a representation and warranty by Borders and each other Lessee to the effect of Section 4.1.

         SECTION 4.3 Representations of the Lessor. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, in each case, with respect to each of the Leased Properties, the Lessor represents and warrants to the Agent, the Lenders and the Lessees as follows:

                  (a) Securities Act. The interest being acquired or to be acquired by the Lessor in such Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that the Lessor shall be entitled to assign, convey or transfer its interest in accordance with Section 6.1.

                  (b) Due Organization, etc. The Lessor is a limited partnership duly organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located and has full power, authority and legal right to execute, deliver and perform its obligations under the Lease, this Master Agreement and each other Operative Document to which it is or will be a party.

                  (c) Due Authorization; Enforceability, etc. This Master Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                  (d) No Conflict. The execution and delivery by the Lessor of the Lease, this Master Agreement and each other Operative Document to which the Lessor is or will be a party, are not or will not be, and the performance by the Lessor of its obligations under each will not be, inconsistent with its Partnership Agreement, do not and will not contravene any Applicable Law applicable generally to parties providing financing and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of Lessor, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority applicable generally to parties providing financing, except such as have been obtained, given or accomplished, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

                  (e) Litigation. There are no pending or, to the knowledge of the Lessor, threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency with respect to any Operative Document or that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Master Agreement or any other Operative Documents to which it is or will be a party.

                  (f) Lessor Liens. No Lessor Liens (other than those expressly created by the Operative Documents) exist on any Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Master Agreement or any other Operative Document to which it is or will be a party will not subject any Leased Property, or any portion thereof, to any Lessor Liens (other than those expressly created by the Operative Documents).

                  (g) Employee Benefit Plans. The Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

                  (h) General Partner. The sole general partner of the Lessor is Atlantic Financial Managers, Inc., and the General Partner is duly organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located.

                  (i) Financial Information. (A) The unaudited balance sheet of the Lessor as of April 28, 2002 and the related statements of income, partners' capital and cash flows for the year then ended, copies of which have been delivered to the Agent, fairly present, in conformity with sound accounting principles, the financial condition of the Lessor as of such date and the results of operations and cash flows for such period.

                  (B) Since January 27, 2002, there has been no event, act, condition or occurrence having a material adverse effect upon the financial condition, operations, performance or properties of the Lessor, or the ability of the Lessor to perform in any material respect its obligations under the Operative Documents.

                  (j) No Offering. The Lessor has not offered the Notes to any Person in any manner that would subject the issuance thereof to registration under the Securities Act or any applicable state securities laws.

                  (k) Investment Company. The Lessor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.4 Representations of each Lender. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each Lender represents and warrants to the Lessor and to the Lessees as follows:

                  (a) Securities Act. The interest being acquired or to be acquired by such Lender in the Funded Amounts is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lender shall be entitled to assign, convey or transfer its interest in accordance with Section 6.2.

                  (b) Employee Benefit Plans. Such Lender is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

                                   ARTICLE V.
       COVENANTS OF GUARANTORS, BORDERS, THE OTHER LESSEES AND THE LESSOR

         Each of the Lessees and the Guarantors, jointly and severally, covenants and agrees that, so long as any Funding Party Balance is outstanding or any Funding Party has any obligation to make any Fundings:

         SECTION 5.1 Punctual Payment. The Lessees will duly and punctually pay or cause to be paid the Rent, the Facility Fees and all other amounts provided for in this Master Agreement and the other Operative Documents to which BGI or any of its Subsidiaries is a party, all in accordance with the terms of this Master Agreement and such other Operative Documents.

         SECTION 5.2 Maintenance of Office. Each of the Lessees and the Guarantors will maintain its chief executive office at 100 Phoenix Drive, Ann Arbor, Michigan or at such other place in the United States of America as such Lessee or such Guarantor shall designate upon written notice to the Agent, where notices, presentations and demands to or upon such Lessee or such Guarantor in respect of the Operative Documents to which such Lessee or such Guarantor is a party may be given or made.

         SECTION 5.3 Records and Accounts. Each of the Lessees and the Guarantors will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Ernst & Young LLP or other independent certified public accountants satisfactory to the Agent as the independent certified public accountants of the Lessees, the Guarantors and their Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Lessees, the Guarantors and their Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agent.

         SECTION 5.4 Financial Statements, Certificates and Information. The Lessees and the Guarantors will deliver to each of the Lenders:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Lessees and the Guarantors, the consolidated balance sheet of BGI and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of BGI or any of its Subsidiaries to continue as going concerns, by Ernst & Young LLP or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Master Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Lessees and the Guarantors, copies of the unaudited consolidated balance sheet of BGI and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Lessees' and the Guarantors' fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of BGI that the information contained in such financial statements fairly presents the financial position of BGI and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Lessees and the Guarantors in substantially the form of Exhibit J hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 5.30 through 5.33, the calculation of the Obligor Group Requirement and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

                  (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of any of the Lessees and the Guarantors;

                  (e) from time to time upon request of the Agent, projections of BGI and its Subsidiaries updating those projections delivered to the Lenders and referred to in Section 4.1(d)(iii) or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 5.4(e); and

                  (f) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Funding Party may reasonably request.

         SECTION 5.5 Notices.

                  (a) Defaults. Each of the Lessees and the Guarantors will promptly notify the Agent and each of the Funding Parties in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Lessees and the Guarantors propose to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Master Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which BGI or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Lessees and the Guarantors shall forthwith give written notice thereof to the Agent and each of the Funding Parties, describing the notice or action and the nature of the claimed default.

                  (b) Environmental Events. The Lessees and the Guarantors will promptly give notice to the Agent and each of the Funding Parties (i) of any violation of any Environmental Law that any of the Lessees and the Guarantors or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could have a Material Adverse Effect.

                  (c) Notice of Litigation and Judgments. Each of the Lessees and the Guarantors will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Funding Parties in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Lessees, any of the Guarantor or any of their Subsidiaries or to which any of the Lessees, any of the Guarantors or any of their Subsidiaries is or becomes a party involving an uninsured claim against any of the Lessees, the Guarantors or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect on any of the Lessees, any of the Guarantors or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. The Lessees and the Guarantors will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Funding Parties, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any of the Lessees, any of the Guarantors or any of their Subsidiaries in an amount in excess of $15,000,000.

                  (d) Notice Regarding Certain Events. The Lessees and the Guarantors will furnish or cause to be furnished to the Agent and the Funding Parties written notice of (i) promptly after the adoption thereof, any amendment to the organizational documents of any Lessee or any Guarantor; and (ii) promptly, the enactment or adoption of any law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.6 Legal Existence; Maintenance of Properties. Each of the Lessees and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company or a limited liability partnership. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Lessee or such Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (c) will maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, permits and other authorizations necessary for the ownership and operation of its properties and business, and (d) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 5.6 shall prevent any of the Lessees or the Guarantors from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries, including the existence of any Subsidiary of BGI or the conversions of any Subsidiary of BGI to a limited liability company or limited liability partnership, if such discontinuance or conversion is, in the judgment of such Lessee, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect and, with respect to the conversions of a Lessee or a Guarantor to a limited liability company or limited liability partnership, simultaneously with such conversion, such Lessee or such Guarantor shall have executed and delivered to the Agent all documentation which the Agent reasonably determine is necessary to continue such Lessee's or such Guarantor's obligations in respect of the Operative Documents.

         SECTION 5.7 Insurance. Each of the Lessees and the Guarantors will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, BGI shall deliver from time to time a summary schedule indicating all insurance then in force with respect to each of the Lessees and the Guarantors.

         SECTION 5.8 Taxes. Each of the Lessees and the Guarantors will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Lessee, such Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that each of the Lessees and the Guarantors and each of their Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

         SECTION 5.9 Inspection of Properties. Each of the Lessees and the Guarantors shall permit the Funding Parties, through the Agent or any of the Funding Parties other designated representatives, to visit and inspect any of the properties of such Lessee, such Guarantor or any of its Subsidiaries, to examine the books of account of such Lessee, Guarantor and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Lessee, such Guarantor and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Funding Party may reasonably request. At the request of the Agent, but not more frequently than once a year, the Lessees and the Guarantors and their respective Authorized Officers shall hold a meeting of the Funding Parties, at which the Lessees and the Guarantors will present an analysis of the financial performance of BGI and its Subsidiaries during the previous Fiscal Year and a discussion of the expected results of operations for the then current Fiscal Year.

         SECTION 5.10 Compliance with Laws, Contracts, Licenses, and Permits. Each of the Lessees and the Guarantors will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental

Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments, where, with respect to clauses (a),
(c) and (d) only, failure to so comply could have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Lessees, any of the Guarantors or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Operative Documents to which such Lessee, such Guarantor or such Subsidiary is a party, such Lessee or such Guarantor will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Lessee, such Guarantor or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

         SECTION 5.11 Employee Benefit Plans. The Lessees and the Guarantors will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA and (c) promptly furnish to the Agent a copy of all actuarial statements required to be submitted under all Applicable Pension Legislation.

         SECTION 5.12 Use of Proceeds. The Lessees and the Guarantors will use the proceeds of the Fundings solely for the purposes set forth in Section 4.1(p)(i).

         SECTION 5.13 Subsequent Credit Terms. The Guarantors shall notify the Agent in writing not less than ten (10) Business Days prior to any Lessee and any Guarantor entering into any credit agreement or any amendment or modification to any existing credit agreement in either case as otherwise permitted hereunder, pursuant to which any Lessee or any Guarantor agrees to representations, warranties or covenants which are more restrictive, as determined in the sole discretion of the Agent, than the representations, warranties or covenants hereof (the "More Restrictive Provisions"). Upon the execution of such new credit agreement, amendment or modification, the corresponding covenants, terms and conditions of this Master Agreement shall be and shall be deemed to be automatically and immediately amended to conform with and to include the applicable More Restrictive Provisions of such new credit agreement, amendment or modification; provided that the foregoing shall not be applicable to or be deemed to affect any provision of this Master Agreement if any new credit agreement, amendment or modification is less restrictive. Each of the Lessees and the Guarantors hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as the Agent may, in their sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 5.13.

         SECTION 5.14 Subsidiary Guaranties. If, with respect to any of BGI's Domestic Subsidiaries which are not members of the Obligor Group, (a) any such Domestic Subsidiary's total assets determined in accordance with GAAP at the end of any Fiscal Quarter constitute more than 10% of Consolidated Tangible Net Worth determined at the end of such Fiscal Quarter or (b) any such Domestic Subsidiary's net income determined in accordance with GAAP for any rolling four Fiscal Quarter period exceeds 10% of Consolidated Net Income for such four Fiscal Quarters, BGI shall cause such Domestic Subsidiary to become a Guarantor and agree to be bound by the provisions of the Guaranty, to execute a Joinder Agreement and to deliver such legal opinions and other documents and instruments as the Agent may request.

         SECTION 5.15 Further Assurances. Each of the Lessees will, and will cause each of its Subsidiaries to, cooperate with the Funding Parties and the Agent and execute such further instruments and documents as the Funding Parties or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Master Agreement and the other Operative Documents.

         SECTION 5.16 Restrictions on Indebtedness. None of the Lessees or the Guarantors will, nor will permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Funding Parties and the Agent arising under any of the Operative Documents and Indebtedness arising under the Revolving Credit Agreement or any of the Loan Documents (as defined in the Revolving Credit Agreement);

                  (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (c) Indebtedness incurred in connection with the acquisition after the Closing Date of any Property (and in any event not more than ninety
(90) days from the date of such acquisition) by such Lessee, such Guarantor or such Subsidiary as contemplated by Section 5.17(ix);

                  (d) obligations under or guaranties of Capitalized Leases;

                  (e) Indebtedness in respect of Hedging Agreements entered into for hedging purposes only and not for speculation;

                  (f) Indebtedness existing on the Closing Date and listed and described on Schedule 5.16 hereto including any extensions or refinancings thereof on substantially similar terms as the Indebtedness being refinanced and provided there is no increase in the amount thereof;

                  (g) unsecured Indebtedness of any of BGI's Subsidiaries to, or in respect of Obligations of, BGI or another Subsidiary of BGI consisting of intercompany loans and, if no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, any other Investments;

                  (h) unsecured Indebtedness of BGI to, or in respect of obligations of, a Subsidiary of BGI consisting of intercompany loans and, if no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, any other Investments;

                  (i) Indebtedness of Foreign Subsidiaries (other than Indebtedness permitted under clause (g) hereof) with an aggregate principal Dollar Equivalent amount outstanding not to exceed $30,000,000;

                  (j) Indebtedness of the Lessees and the Guarantors in respect of the Operative Agreements and the Existing Synthetic Lease Facility, provided, however, that the aggregate amount of Indebtedness permitted thereunder (i) on and after the Documentation Date through October 31, 2002 shall not exceed $100,000,000 and (ii) on and after November 1, 2002 shall not exceed $75,000,000;

                  (k) Indebtedness in respect of Permitted Joint Venture Activity, provided that no Default or Event of Default has occurred and is continuing or would result therefrom;

                  (l) unsecured Indebtedness of BGI and its Subsidiaries in respect of the private placement offering of debt securities to be made after the Closing Date in an aggregate principal amount outstanding not to exceed $50,000,000 at any time; and

                  (m) Indebtedness of BGI and its Domestic Subsidiaries in addition to Indebtedness otherwise permitted by clause (a) to (l) above with an aggregate principal Dollar Equivalent amount outstanding not to exceed 20% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended), provided that at the time of incurrence of such Indebtedness no Default or Event of Default has occurred and is continuing or would result therefrom.

         SECTION 5.17 Restrictions on Liens. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any

Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; provided that any Lessee, any Guarantor or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (i) Liens in favor of such Lessee or such Guarantor on all or part of the assets of Subsidiaries of such Lessee or such Guarantor securing Indebtedness owing by Subsidiaries of such Lessee or such Guarantor to such Lessee or such Guarantor;

                  (ii) Liens to secure taxes, assessments and other government charges in respect of obligations and Liens to secure claims for labor, material or supplies, in each cash in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which such Lessee or such Guarantor or such Subsidiary has set aside on its books adequate reserves with respect thereto;

                  (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iv) Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Lessee or such Guarantor or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (v) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens, securing obligations incurred in the ordinary course of business, in respect of obligations not overdue or which in the aggregate do not have a Material Adverse Effect;

                  (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Lessees, the Guarantors and their Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

                  (vii) pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of

                  Indebtedness) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (viii) Liens existing on the Documentation Date and listed on
                  Schedule 5.17 hereto, provided that the principal amount secured thereby is not thereafter increased and no additional assets become subject to such Lien;

                  (ix) purchase money security interests in or purchase money mortgages on Property acquired after the Documentation Date to secure purchase money Indebtedness of the type and amount permitted by Section 5.16(c), incurred in connection with the acquisition of such Property and in any event not more than ninety (90) days from the date of such acquisition, which security interests or mortgages cover only the Property so acquired;

                  (x) Liens in respect of the interests of lessors under Capitalized Leases and Synthetic Leases permitted under this Master Agreement securing obligations of BGI or its Subsidiaries to the lessor under such Capitalized Leases or such Synthetic Leases;

                  (xi) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under Section 5.16(i);

                  (xii) Liens granted to the Agents, the Lenders and the Issuing Bank (each as defined in the Revolving Credit Agreement) pursuant to Section 16.1 of the Revolving Credit Agreement; and

                  (xiii) Liens on the Properties (as defined in the Existing Synthetic Lease) covered by the Existing Synthetic Lease and related assets granted to the real estate administrative agent under the Existing Synthetic Lease Documents securing obligations of BGI or its Subsidiaries to the lenders under the Existing Synthetic Lease; and

                  (xiv) Liens on assets of BGI and its Subsidiaries not otherwise permitted by clauses (i) through (xiii) above, so long as any Indebtedness secured thereby is permitted under the terms of Section 5.16, and the aggregate fair market value of all property secured by such Liens does not at any time exceed 5% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended).

         SECTION 5.18 Restrictions on Investments. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) that mature within one (1) year from the date of purchase by such Lessee or such Guarantor;

                  (b) demand deposits, certificates of deposit, bank acceptances and time deposits maturing within 180 days from the date of purchase thereof of
(i) United States banks having total assets in excess of $1,000,000,000 or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is a member of the OECD;

                  (c) securities commonly known as "commercial paper" denominated in Dollars maturing within 180 days from the date of purchase thereof that at the time of purchase have been rated and the ratings for which are not less than "P1" if rated by Moody's, and not less than "A1" if rated by S&P;

                  (d) money market mutual funds denominated in an Optional Currency in countries in which BGI or any of its Subsidiaries operates a business provided that (i) each such fund in which BGI or any of its Subsidiaries makes an Investment has assets of not less than $50,000,000 and
(ii) the proportional Investment in each such fund by BGI or such Subsidiary does not exceed five percent (5%) of the aggregate amount of all Investments in such fund;

                  (e) Investments existing on the Documentation Date and listed on Schedule 5.18 hereto;

                  (f) Investments consisting of loans and advances to employees
(i) for moving, entertainment, travel and other similar expenses in the ordinary course of business and (ii) for any other purpose, with such Investments under this clause (ii) not to exceed $10,000,000 in the aggregate principal amount at any time outstanding;

                  (g) trade credit extended on usual and customary terms in the ordinary course of business;

                  (h) Investments by BGI in any Subsidiary of BGI or by any Subsidiary of BGI in BGI or another Subsidiary of BGI, provided (i) any loans or advances are unsecured and are evidenced by intercompany notes and (ii) before and after giving effect to such Investment, the Lessees and the Guarantors are in compliance with the Obligor Group Requirement;

                  (i) Acquisitions provided (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the assets or business subject to such Acquisition is in substantially the same or a similar type of business as BGI and its Subsidiaries, (iii) the Board of Directors and (if required by applicable law) the shareholders of any Person to be acquired has approved the terms of the Acquisition, and (iv) BGI delivers to the Lenders on or before the date on which it or any of its Subsidiaries agrees to or consummates any Acquisition a Compliance Certificate and pro forma financial statements, in form and substance satisfactory to the Agent, showing that on a pro forma basis no Default or Event of Default will occur under Sections 5.30 through 5.33 or with respect to the Obligor Group Requirement over the 12 month period following the effective date of the Acquisition, based on reasonable projections of the financial performance of the Lessees and the Guarantors;

                  (j) Investments constituting Permitted Joint Venture Activity, provided no Default or Event of Default has occurred and is continuing or would result therefrom;

                  (k) repurchases of BGI's common stock in accordance with
Section 5.19;

                  (l) guarantees of any obligation of landlord of a Lessee or a Guarantor to the extent that the obligations relate to funds arranged by a Lessee or a Guarantor and used to finance or refinance any stores of a Lessee or a Guarantor and such funds are intended to be repaid through lease payments of a Lessee or a Guarantor; and

                  (m) Investments in respect of Hedging Agreements entered into for hedging purposes only and not for speculation.

         SECTION 5.19 Restricted Payments. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment and BGI delivers to the Funding Parties prior to the date of any Restricted Payment contemplated under paragraphs (a), (d), (e) or (f) hereof a certificate in form and substance satisfactory to the Agent calculating the Leverage Ratio on a pro forma basis, including the impact of the contemplated Distribution in the calculation of Consolidated Total Funded Debt:

                  (a) BGI may make (i) repurchases of shares of its common stock at prices not exceeding the then existing market price, and it may receive shares of its common stock as payment of the exercise price of options, or as payment of taxes associated with the exercise of options or the vesting of restricted shares, which such delivered shares are deemed to be repurchased by BGI at fair market value (as defined in BGI's stock option plan) on the date of delivery to BGI and (ii) other Restricted Payments so long as the aggregate amount paid by BGI with respect to all such repurchases (including all such deemed repurchases) and other Restricted Payments does not at any time exceed the Restricted Payment Amount in effect from time to time;

                  (b) BGI may engage in stock splits (including reverse stock splits);

                  (c) Wholly-owned Subsidiaries may make Distributions to BGI or another Wholly-owned Subsidiary;

                  (d) Subsidiaries other than Wholly-owned Subsidiaries may make Distributions so long as (i) the aggregate amount of Distributions made by any such Subsidiary to any Person other than BGI or a Subsidiary of BGI in any Fiscal Year does not exceed 50% of such Person's pro rata share (based on the percentage of stock or other equity interests owned by such Person) of such Subsidiary's net income for such Fiscal Year as determined in accordance with GAAP and (ii) no later than ten (10) days prior to any such Distribution, BGI shall have given written notice to the Lenders and the Agent thereof, together with calculations demonstrating that such Distribution complies with this paragraph (d); and

                  (e) BGI may pay dividends on its preferred stock so long as the dividend rate on such preferred stock (after taking into account all other fees and amounts payable on such preferred stock) is less than the interest rate payable on the Loans.

         SECTION 5.20 Merger, Consolidation, Disposition of Assets and Sale Leaseback Transactions.

                  (a) Mergers and Consolidations. None of the Lessees and the Guarantors will permit any of its Subsidiaries to become a party to any merger, amalgamation or consolidation, except, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (a) any Lessee (other than BGI) may merge or consolidate into another Lessee, (b) any Subsidiary of BGI may consolidate or merge into any Lessee, a Guarantor or any Wholly-owned Subsidiary of a Lessee provided a Lessee, a Guarantor or the Wholly-owned Subsidiary is the surviving corporation of such consolidation or merger, (c) any Subsidiary of BGI (other than a Lessee or a Guarantor) may consolidate or merge into any other Subsidiary of BGI (other than a Lessee or a Guarantor) and (d) any Lessee (other than BGI) or Subsidiary of BGI may merge or consolidate into another Person so long as both before and after giving effect to such merger or consolidation the Lessees are in compliance with the Obligor Group Requirement and (i) the disposition of the assets of such Lessee or such Subsidiary would have been permitted under Section 5.20(b) or (ii) (A) the surviving entity, immediately after giving effect to such merger or consolidation, is or becomes a Lessee or a Guarantor by executing and delivering to the Agent a Joinder Agreement and the documents referred to therein and (B) such transaction, if it had been structured as an Acquisition by any Lessee or Subsidiary of BGI, would not have been prohibited under Section 5.21.

                  (b) Disposition of Assets. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than:

                  (i) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices;

                  (ii) any sale, transfer, assignment or lease of Property, including without limitation any store closures, in the ordinary course of business which are no longer necessary or required in the conduct of such Lessee's, Guarantor's or Subsidiary's business;

                  (iii) any sale or transfer of any Property owned by any Lessee, any Guarantor or any Subsidiary of a Lessee or a Guarantor in order then or thereafter to lease such Property or lease other Property that any Lessee, any Guarantor or any Subsidiary of a Lessee or a Guarantor intends to use for substantially the same purpose as the property being sold or transferred (a "sale-leaseback transaction") in the ordinary course of business and provided that no Default or Event of Default shall have occurred and is continuing or would result therefrom;

                  (iv) any sale, transfer or lease of Property by BGI to any Subsidiary of BGI or by any Subsidiary of BGI to BGI or another Subsidiary of BGI provided before and after giving effect to such sale, transfer or lease, the Lessees and the Guarantors are in compliance with the Obligor Group Requirement;

                  (v) any sale, transfer or lease of Property in the ordinary course of business which is replaced by substitute Property;

                  (vi) any transfers to Kmart of "Premises" pursuant to the Kmart Indemnity (as such term is defined therein) if and to the extent that any such transfer does not cause an Event of Default under paragraph (r) of Article XII of the Lease;

                  (vii) any sale, transfer or lease of property by BGI or any of its Subsidiaries constituting all or a portion of a Permitted Joint Venture Activity; and

                  (viii) other dispositions of assets that do not have a Material Adverse Effect, provided that (A) the aggregate net book value of the assets to be sold plus the net book value of all other assets of the Lessees, the Guarantors and their Subsidiaries sold or otherwise disposed of under this clause (viii) during the period of time from the Documentation Date through the date of such sale does not, at the time of such sale or other disposition, exceed 15% of the Consolidated Total Assets of the Lessees, the Guarantors and their Subsidiaries, (B) such assets are sold or otherwise disposed of in an arm's length transaction for fair market value (after giving effect to all tax benefits, if any, associated with such sale or other disposition), (C) no Default or an Event of Default exists or would result from such sale, and (D) before and after giving effect to such disposition, the Lessees and the Guarantor are in compliance with the Obligor Group Requirement.

         SECTION 5.21 Acquisitions. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, enter into any stock or asset acquisitions (other than the acquisition of assets in the ordinary course of such Person's business, and Acquisitions permitted under Section 5.18(i) or become or agree to become a general or limited partner, joint venturer or member in any partnership, joint venture or limited liability company, as the case may be, provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, BGI or any of its Subsidiaries may own or create (a) any Subsidiary so long as both before and after giving effect thereto the Lessees and the Guarantors are in compliance with the Obligor Group Requirement or (b) any Joint Venture so long as any Investment with respect thereto would constitute a Permitted Joint Venture Activity.

         SECTION 5.22 Compliance with Environmental Laws. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

         SECTION 5.23 Modifications of Other Documents. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, permit or otherwise consent to any amendment to or modification of any of the Kmart Agreements, the Existing Lease Credit Agreement, the Existing Lease Financing Guarantee, the Existing Participation Agreement, any Financed Lease or any other Operative Agreement (as defined in the Existing Lease Credit Agreement), which could reasonably be expected to have a Material Adverse Effect, which would have the effect of materially increasing the obligations of or burdens on the Lessees, the Guarantors or any of their Subsidiaries thereunder or which would have the effect of shortening or deleting any notice or cure period provided for therein.

         SECTION 5.24 Employee Benefit Plans. None of the Lessees, the Guarantors nor any ERISA Affiliate will:

                 (a) engage in any "prohibited transaction" within the meaning of ss. 406 of ERISA or ss. 4975 of the Code which could result in a material liability for any of the Lessees, the Guarantors or any of their Subsidiaries; or

                 (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss. 302 of ERISA, whether or not such deficiency is or may be waived; or

                 (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any of the Lessees, the Guarantors or any of their Subsidiaries pursuant to ss. 302(f) or ss. 4068 of ERISA; or

                 (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss. 307 of ERISA or ss. 401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss. 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

                  (f) permit or take any action which would contravene any Applicable Pension Legislation.

         SECTION 5.25 Business Activities. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than (a) with respect to the Lessees and the Guarantors, the businesses conducted by them on the Documentation Date, substantially as conducted and operated by such Person as of such date and (b) with respect to any Subsidiary of a Lessee or a Guarantor, substantially as conducted and operated by a Lessee or a Guarantor on the Documentation Date or in businesses reasonably incidental and complementary thereto.

         SECTION 5.26 Fiscal Year. None of the Lessees and the Guarantors will, nor will permit any of it Subsidiaries to, change its Fiscal Quarter or change its Fiscal Year.

         SECTION 5.27 Transactions with Affiliates. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of any of the Lessees or the Guarantors, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business and provided such transaction is not otherwise prohibited by this Credit Agreement.

         SECTION 5.28 Changes in Governing Documents. None of the Lessees and the Guarantors will, nor will permit any of its Subsidiaries to, amend in any respect its Governing Documents in the event such change would be adverse to the Funding Parties.

         SECTION 5.29 Inconsistent Agreements. Each of the Lessees and the Guarantors shall not, and shall not permit any of its Subsidiaries to, enter into or become or remain subject to any restriction on the ability of such Lessee, such Guarantor or such Subsidiary to make dividends or distributions in cash or kind to such Lessee, such Guarantor or such Subsidiary, to make loans, advances or other payments of whatsoever nature to such Lessee, such Guarantor or such Subsidiary, or to make transfers or distributions of all or any part of its assets to such Lessee, such Guarantor or such Subsidiary either in its Governing Documents or in any agreement or contract to which it is a party (other than restrictions in this Master Agreement, the other Operative Documents, the Existing Lease Financing Guarantee and the Revolving Credit Agreement), nor shall any of them enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or could reasonably be expected to impose materially adverse conditions upon, the incurrence of the Obligations under the Operative Documents, any provisions of this Master Agreement or the amending of any of the Operative Documents, (b) contains any provision which would be violated or breached by the making of Fundings to any Lessee or the Construction Agent, the incurrence of Indebtedness by any Lessee hereunder, or by the performance by any Lessee, any Guarantor or any of its Subsidiaries of any of its obligations under any Operative Document or (c) directly or indirectly prohibits any of the Lessees, Guarantors or any of their Subsidiaries from creating, assuming or incurring any Lien securing the Obligations upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under Section 5.17, (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by such Lessee, such Guarantor or such Subsidiary in the ordinary course of its business, and (iii) restrictions in this Master Agreement, the other Operative Documents, the Existing Lease Financing Guarantee, the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement), the private placement offering permitted by Section 5.16(l) and, with respect to the assets of Foreign Subsidiaries, agreements in respect of Indebtedness of Foreign Subsidiaries set forth on Schedule 5.16 hereto and agreements in respect of Indebtedness of Foreign Subsidiaries permitted under
Section 5.16(i).

         SECTION 5.30 Fixed Charge Coverage Ratio. The Lessees and the Guarantors will not permit the Fixed Charge Coverage Ratio for any Fiscal Quarter ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

                Period                          Ratio
                ------                          -----
                FQ4 2001-FQ4 2002               1.6:1.0
                FQ1 2003-thereafter             1.7:1.0

         SECTION 5.31 Leverage Ratio. The Lessees and the Guarantors will not permit the Leverage Ratio at the end of any Fiscal Quarter to exceed 1.5:1.0.

         SECTION 5.32 Consolidated Tangible Net Worth. The Lessees and the Guarantors will not permit Consolidated Tangible Net Worth to be less than the sum of (a) $800,000,000 plus, (b) on a cumulative basis, fifty percent (50%) of positive Consolidated Net Income for each Fiscal Year subsequent to the Documentation Date plus (c) one hundred percent (100%) of the proceeds of any sale by the Lessees of (i) equity securities issued by any Lessee or (ii) warrants or subscription rights for equity securities issued by any Lessee.

         SECTION 5.33 Capital Expenditures. The Lessees and the Guarantors will not make or permit any Subsidiary of a Lessee or a Guarantor to make, Capital Expenditures in any Fiscal Year described in the table below that exceed, in the aggregate the amount set forth opposite such Fiscal Year in the table below:

                Fiscal Year                             Amount
                -----------                             ------
                Fiscal Year 2002                        $150,000,000
                Fiscal Year 2003                        $158,000,000
                Fiscal Year 2004                        $148,000,000
                Fiscal Year 2005                        $139,000,000

provided, however, that (a) in addition to the amounts described above, the Lessees and the Guarantors may increase Capital Expenditures during any Fiscal Year described in the table above by an amount equal to twenty-five percent (25%) of Consolidated Excess Cash Flow for the immediately preceding Fiscal Year and (b) if during any Fiscal Year the amount of Capital Expenditures permitted under the table above and clause (a) hereof (the "Permitted Amount") for that Fiscal Year is not so utilized, the lesser of (i) one hundred percent (100%) of such unutilized amount and (ii) fifty percent (50%) of the Permitted Amount for that Fiscal Year may be utilized in the next succeeding Fiscal Year (prior to the Permitted Amount for such succeeding Fiscal Year being used) but not in any subsequent Fiscal Year.

         SECTION 5.34 Further Assurances. Upon the written request of the Lessor or the Agent, each Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents, to be recorded or filed at such places and times in such manner, as may be necessary to preserve, protect and perfect the interest of the Agent and the Funding Parties in the Leased Properties as contemplated by the Operative Documents.

         SECTION 5.35 Additional Required Appraisals. If, as a result of any change in Applicable Law after the date hereof, an appraisal of all or any of the Leased Properties is required during the Lease Term under Applicable Law with respect to any Funding Party's interest therein, such Funding Party's Funded Amount with respect thereto or the Operative Documents, then the related Lessee shall pay the reasonable cost of such appraisal.

         SECTION 5.36 Lessor's Covenants. The Lessor covenants and agrees that, unless the Agent, Borders and the Lenders shall have otherwise consented in writing:

                  (a) the proceeds of the Loans received from the Lenders will be used by the Lessor solely to acquire the related Leased Property and to pay the Construction Agent, as agent for the Lessor, or the related Lessee for Construction Costs. No portion of the proceeds of the Loans will be used by the Lessor directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock;

                  (b) it shall not engage in any business or activity, or invest in any Person, except for activities similar to its activities conducted on the date hereof, the Transaction and lease transactions similar to the Transaction;

                  (c) it will maintain tangible net worth in an amount no less than the sum of (i) $100,000 plus (ii) 3% of its total assets (calculated assuming no reduction in the value of any leased property from its original cost to the Lessor) and will at all times be solvent (as defined in the Bankruptcy
Code);

                  (d) it will deliver to the Agent and Borders, as soon as available and in any event within 90 days after the end of each fiscal year, a balance sheet of the Lessor as of the end of such fiscal year and the related statements of income, partners' capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with sound accounting principles, together with copies of its tax returns, all certified by an officer of the General Partner (and if the Lessor ever prepares audited financial statements, it shall deliver copies thereof to the Agent and Borders);

                  (e) it will permit the Agent and its representatives to examine, and make copies from, the Lessor's books and records, and to visit the offices and properties of the Lessor for the purpose of examining such materials, and to discuss the Lessor's performance hereunder with any of its, or its general partner's, officers and employees, in each case during normal business hours and upon reasonable notice;

                  (f) it shall not consent to or permit the creation of any easement or other restriction against any Leased Property other than as permitted pursuant to Article V of the Lease; and

                  (g) it shall not incur or permit to exist, and will promptly discharge each Lessor Lien and shall indemnify the Lenders and the Lessees for any loss, cost, expense or diminution in value of any Leased Property resulting from, or incurred as a result of, such Lessor Liens.

                                  ARTICLE VI.
                        TRANSFERS BY LESSOR AND LENDERS;
                     DISTRIBUTION OF PAYMENTS AND PROCEEDS

         SECTION 6.1 Lessor Transfers. The Lessor shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any Leased Property or any of the Operative Documents, except to a Lessee in accordance with the Operative Documents, without the prior written consent of all of the Lenders and, unless a Default has occurred and is continuing, Borders. Any proposed transferee of the Lessor shall make the representation set forth in Section 4.3 to the other parties hereto.

         SECTION 6.2 Lender Transfers.

                  (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                  (b) Each Lender may assign all or a portion of its interests, rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitment, its Maximum Commitment and the Loans at the time owing to it) to any Person; provided, however, that (i) the Agent and, except during the continuance of an Event of Default, Borders must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to another Lender or Affiliate of the assigning Lender, (ii) unless such Lender is assigning all of its Commitment and its Maximum, after giving effect to such assignment, the Commitment of both the assignor and the assignee is at least $1,000,000 and
(iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance in substantially the form attached hereto as Exhibit F, and, a processing and recordation fee of $2,500; provided further that if such Lender shall be assigning all of its Commitment hereunder to any Person, such Lender shall also assign all of its [Commitment], if any, under the Existing Lease Transaction to such Person contemporaneously with the assignment hereunder. Any such assignment of the Loans shall include both the A Loans and the B Loans of such assigning Lender, on a pro rata basis. From and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Master Agreement and the Loan Agreement.

                  (c) Each Lender may, without the consent of Borders or any Lessee, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitments in the Loans owing to it), provided, however, that (i) no Lender may sell a participation in its Commitment (after giving effect to any permitted assignment hereunder) in an amount in excess of fifty percent (50%) of such Commitment (provided that (1) sales of participations to an Affiliate of Lender shall not be included in such calculation and (2) no such maximum amount shall be applicable to any participation sold at any time there exists an Event of Default), (ii) such Lender's obligations under this Master Agreement and the Loan Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating bank or other entity shall not be entitled to any greater benefit than its selling Lender under the cost protection provisions contained in Section 7.5 of this Master Agreement, and (v) Borders, each Lessee, the Agent and the other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Master Agreement and the other Operative Documents, and such Lender shall retain the sole right to enforce the obligations of Lessor relating to the Loans and to approve any amendment, modification or waiver of any provisions of any Operative Document (except that such Lender may permit the participant to approve any amendment, modification or waiver which would reduce the principal of or the interest rate on its Loan, extend the term of such Lender's Commitment, reduce the amount of any fees to which such participant is entitled, release the collateral for the Loan except in accordance with the Operative Documents or extend the final scheduled payment date of any Loan, it being understood that in all events, the other parties hereto may conclusively rely on such Lender's approval of any such amendment, modification or waiver and shall have no obligation to ascertain whether such participant has approved such amendment, modification or waiver). Any Lender selling a participation hereunder shall provide prompt written notice to the Agent of the name of such participant.

                  (d) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borders or its Subsidiaries furnished to such Lender by or on behalf of Borders. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by this Master Agreement. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or any Lessee relating to such confidential information unless otherwise properly disposed of by such entity.

                  (e) Any Lender may at any time assign all or any portion of its rights under this Master Agreement and the Notes to a Federal Reserve Bank without complying with the requirements of paragraph (b) above; provided that no such assignment shall release such Lender from any of its obligations hereunder.

                  (f) The Lenders hereby acknowledge and agree that the Lessees shall have the right to the quiet enjoyment of the Leased Properties pursuant to the Lease, whether or not a Loan Event of Default that is not an Event of Default has occurred and is continuing, so long as no Event of Default has occurred and is continuing.

         SECTION 6.3 Distribution and Application of Rent Payments.

                  (a) Basic Rent. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Agent shall be distributed pro rata to the Funding Parties to be applied to the amounts of accrued and unpaid interest (including overdue interest) on the Loans and accrued and unpaid Yield (including overdue Yield).

                  (b) Supplemental Rent. Each payment of Supplemental Rent received by the Agent shall be paid to or upon the order of the Person owed the same in accordance with the Operative Documents.

         SECTION 6.4 Distribution and Application of Purchase Payment. With respect to any Leased Property, the payment by a Lessee of:

                  (a) the purchase price for a consummated sale of such Leased Property received by the Agent in connection with such Lessee's exercise of the Purchase Option or Partial Purchase Option under Section 14.1 of the Lease or such Lessee's or the Construction Agent's exercise of its option to purchase such Leased Property under Section 5.3 of the Construction Agency Agreement, or

                  (b) the payment payable in connection with such Lessee's compliance with its obligation to purchase the Leased Property in accordance with Section 14.2 or 14.3 of the Lease, or

                  (c) the Leased Property Balance therefor in accordance with
Section 10.1 or Section 10.2 of the Lease,

shall be distributed by Agent as promptly as possible, to the Funding Parties pro rata in accordance with, and for application to, their respective Funding Party Balances in respect of such Leased Property or Properties (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property or Properties).

         SECTION 6.5 Distribution and Application to Funding Party Balances of Lessee Payment of Construction Failure Payment. With respect to any Leased Property, the payment by a Lessee or the Construction Agent of the Construction Failure Payment with respect thereto pursuant to the Construction Agency Agreement shall be applied by the Agent, to the Funding Parties pro rata in accordance with, and for application to, their respective Funding Party

Balances in respect of such Leased Property or Properties (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property or Properties.

         SECTION 6.6 Distribution and Application to Funding Party Balances of Sale Proceeds of Leased Property. Any payments received by the Lessor as proceeds from the sale of any Leased Property sold following the payment of the Construction Failure Payment shall be distributed (or applied, as appropriate) by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Construction Agency Agreement shall be distributed on the date received in the funds so received) in the following order of priority:

                  first, to the Funding Parties or the Agent, as the case may be, in reimbursement of all reasonable costs, expenses and taxes, if any, incurred by any of them to complete the construction of such Leased Property, maintain and insure such Leased Property, remarket such Leased Property and sell such Leased Property, pro rata according to the amount of such costs, expenses and taxes;

                  second, to the Funding Parties pro rata in accordance with, and for application to, their respective Funding Party Balances in respect of such Leased Property or Properties (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property or Properties);

                  third, to the Funding Parties pro rata for application to any other amount owing to the Funding Parties under the Operative Documents with respect to such Leased Property, an amount equal to such other amounts; and

                  fourth, to the Lessor.

         SECTION 6.7 Distribution and Application of Payments Received When an Event of Default Exists or Has Ceased to Exist Following Rejection of the Lease.

                  (a) Proceeds of Leased Property. Any payments received by the Lessor or the Agent when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to a Lessee described in Article XII(k) or (l) of the Lease), as

                  (i) proceeds from the sale of any or all of the Leased Property sold pursuant to the exercise of the Lessor's remedies pursuant to Article XIII of the Lease, or

                  (ii) proceeds of any amounts from any insurer or any Governmental Authority in connection with an Event of Loss or Event of Taking shall if received by the Lessor be paid to the Agent as promptly as possible, and shall be distributed or applied in the following order of priority prior to the Release Date:

                  first, to the Agent for any amounts reasonably expended by it in connection with such Leased Property or the Operative Documents and not previously reimbursed to it;

                  second, to the Funding Parties pro rata in accordance with, and for application to, their respective Funding Party Balances in respect of such Leased Property or Properties (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property or Properties);

                  third, to the Funding Parties pro rata for application to any other amount owing to the Funding Parties under the Operative Documents, an amount equal to such other amounts; and

                  fourth, to the related Lessee or the Person or Persons otherwise legally entitled thereto, the excess, if any.

                  (b) Proceeds of Recoveries from Lessee. Any payments received by any Funding Party when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to a Lessee described in Article XII(k) or (l) of the Lease), from a Lessee as a payment in accordance with the Lease shall be paid to the Agent as promptly as possible, and shall then be distributed or applied by the Agent as promptly as possible in the order of priority set forth in paragraph (a) above.

         SECTION 6.8 Distribution of Other Payments. All payments under Section
7.6 of this Master Agreement shall be made to the Funding Parties pro rata in accordance with, and for application to, their respective Funding Party Balances in respect of such Leased Property or Properties (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property or Properties). Except as otherwise provided in this Article VI, any payment received by the Lessor which is to be paid to Agent pursuant hereto or for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Article VI shall, if received by the Lessor, be paid forthwith to the Agent and when received shall be distributed forthwith by the Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         SECTION 6.9 Timing of Agent Distributions. Payments received by the Agent in immediately available funds before 12:00 p.m. (noon), Atlanta, Georgia time, on any Business Day shall be distributed to the Funding Parties in accordance with and to the extent provided in this Section 6 on such Business Day. Payments received by the Agent in immediately available funds after 12:00 p.m. (noon), Atlanta, Georgia time shall be distributed to the Funding Parties in accordance with and to the extent provided in this Article VI on the next Business Day.

         SECTION 6.10 Release of Leased Properties. (a) If one or more of the Lessees shall at any time purchase any or all of the Leased Properties pursuant to Section 13.3 or Article 14 of the Lease, then, upon application of such amounts to prepay the related Loans pursuant to this

Master Agreement and the Loan Agreement and the Agent's and the Lenders' receipt of all accrued interest and any other payments due and owing from the Lessees and/or the Lessor to the Agent and the Lenders on such date in respect thereof, such Leased Property or Properties, as the case may be, shall be released from the applicable Mortgage and the Assignment of Lease and Rents, to the extent relating to such Leased Property or Properties.

                  (b) Upon the termination of the Lenders' Commitments and the payment in full of all of the Loans and all other amounts owing by the Lessees and/or the Lessor hereunder or under any other Operative Document to the Agent and the Lenders (other than unasserted indemnities), the Leased Properties shall be released from the Mortgages and Assignments of Lease and Rents.

                  (c) Upon request of the Lessor or a Lessee following a release of any Leased Property described in clause (a) or (b) above, the Agent shall, at the sole cost and expense of the Lessees, execute and deliver to the Lessor or the requesting Lessee such documents as the Lessor or such Lessee shall reasonably request to evidence such release, including, if requested, a release of the Assignments of Lease and Rents to the extent relating to such Leased Property.

                                  ARTICLE VII.
                                INDEMNIFICATION

         SECTION 7.1 General Indemnification. Each Guarantor and each Lessee, jointly and severally, agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted, or threatened to be asserted, against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person (provided that no Indemnitee shall have the right to double recovery with respect to any Claim) and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, or results from such Indemnitee's negligence, in any way relating to or arising out of:

                  (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

                  (b) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in any Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation or alleged violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, (iii) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Property or any part thereof, (iv) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by any Lessee pursuant to the Lease which are in effect at any time with respect to any Leased Property or any part thereof, (v) any Claim for patent, trademark or copyright infringement, (vi) Claims arising from any public improvements with respect to any Leased Property resulting in any charge or special assessments being levied against any Leased Property or any Claim for utility "tap-in" fees, and (vii) Claims for personal injury or real or personal property damage occurring, or allegedly occurring, on any Land, Building or Leased Property;

                  (c) the breach or alleged breach by any Guarantor or any Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document (without giving effect to any exception in any representation based on the absence of a Material Adverse Effect);

                  (d) the offer, issuance, sale or delivery of the Notes;

                  (e) any Land, any Building, any Existing Property or any part thereof or interest therein;

                  (f) the retaining or employment of any broker, finder or financial advisor by any Guarantor or any Lessee to act on its behalf in connection with this Master Agreement, or the incurring of any fees or commissions to which the Agent or any Funding Party might be subjected by virtue of their entering into the transactions contemplated by this Master Agreement (other than fees or commissions due to any broker, finder or financial advisor retained by the Agent or any Funding Party);

                  (g) the existence of any Lien (other than a Lessor Lien) on or with respect to any Leased Property, the Construction, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or Alterations constructed by any Lessee, except, in all cases, the Liens described in item (a) of the definition of Permitted Liens;

                  (h) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

                  (i) any act or omission by Borders or any Lessee under any Purchase Agreement or any other Operative Document, or any breach by Borders or any Lessee of any requirement, condition, restriction or limitation in any Deed, Purchase Agreement, IDB Documentation or Ground Lease; or

                  (j) any IDB Documentation;

provided, however, neither any Guarantor nor any Lessee shall be required to indemnify any Indemnitee under this Section 7.1 for any Claim to the extent that such Claim results from (i) the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct imputed to such Indemnitee solely by reason of its interest in any Leased Property), or (ii) any Claim resulting from Lessor Liens. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.2 Environmental Indemnity. In addition to and without limitation of Section 7.1, each Guarantor and each Lessee, jointly and severally, agrees to indemnify, hold harmless and defend each Indemnitee, on an After-Tax Basis, from and against any and all Claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of any Leased Property), damages, liabilities, fines, penalties, charges, suits, settlements, demands, administrative and judicial proceedings (including informal proceedings and investigations) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses actually incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

                  (i) the presence on or under any Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Land,

                  (ii) any activity, including, without limitation, construction, carried on or undertaken on or off any Land, and whether by a Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of a Lessee or any predecessor in title, or any other Person, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Land,

                  (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of



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


         corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case to the extent related to any Leased Property,

                  (iv) any claim concerning any Leased Property's lack of compliance with Environmental Laws, or any act or omission causing an environmental condition on or with respect to any Leased Property that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

                  (v) any residual contamination on or under any Land, or affecting any natural resources on any Land, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials on or from any Leased Property; in each case irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case with respect to the matters described in the foregoing clauses (i) through (v) that arise or occur

                  (w) prior to or during the Lease Term,

                  (x) at any time during which a Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses any Leased Property or any portion thereof, or

                  (y) during any period after and during the continuance of any Event of Default;

provided, however, no Lessee shall be required to indemnify any Indemnitee under this Section 7.2 for any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct imputed to such Indemnitee solely by reason of its interest in any Leased Property). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.3 Proceedings in Respect of Claims. With respect to any amount that a Guarantor or a Lessee is requested by an Indemnitee to pay by reason of Section 7.1 or 7.2, such Indemnitee shall, if so requested by such Guarantor or such Lessee and prior to any payment, submit such additional information to such Guarantor or such Lessee as such party may reasonably request and which is in the possession of, or under the control of, such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee promptly shall notify Borders of the commencement thereof (provided that the failure of such Indemnitee to promptly notify Borders shall not affect any Guarantor's or any Lessee's obligation to indemnify hereunder except to the extent that a Guarantor's and/or a Lessee's rights to contest are materially prejudiced by such failure), and the related Lessee and/or Guarantor shall be entitled, at its expense, to participate in, and, to the extent that such Lessee or such Guarantor desires to, assume and control the defense thereof with counsel reasonably satisfactory to such Indemnitee; provided, however, that such Indemnitee may pursue a motion to dismiss such Indemnitee from such action, suit or proceeding with counsel of such Indemnitee's choice at the Lessees' expense; and provided further that the related Lessee and/or Guarantor may assume and control the defense of such proceeding only if the Lessees and the Guarantors shall have acknowledged in writing their obligations to fully indemnify such Indemnitee in respect of such action, suit or proceeding, the Lessees and the Guarantors shall pay all reasonable costs and expenses related to such action, suit or proceeding as and when incurred and the related Lessee and/or Guarantor (as applicable) shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request; and, provided further, that neither any Guarantor nor any Lessee shall be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of civil liability on such Indemnitee in excess of $1,000,000 or (y) such action, suit or proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless the related Lessee or Guarantor shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (z) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Guarantors and the Lessees which the related Guarantor and/or the related Lessee (as applicable) and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by a Lessee or a Guarantor in accordance with the foregoing.

         If the related Guarantor and/or the related Lessee fail to fulfill the conditions to such Person's assuming the defense of any Claim after receiving notice thereof on or prior to the later of (a) the date that is five (5) Business Days after receiving notice thereof and (b) the date that is fifteen
(15) days prior to the date that an answer or response is required, the Indemnitee may undertake such defense, at the Lessees' expense. Neither any Guarantor nor any Lessee shall enter into any settlement or other compromise with respect to any Claim which admits any liability or wrong-doing on part of any Indemnitee or which is in excess of $1,000,000 which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into



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


any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of Borders, which consent shall not be unreasonably withheld, conditioned or delayed, unless such Indemnitee waives its right to be indemnified under Section
7.1 or 7.2 with respect to such Claim.

         Upon payment in full of any Claim by the Guarantors and/or the Lessees pursuant to Section 7.1 or 7.2 to or on behalf of an Indemnitee, such party or parties, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of Claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such Claims and otherwise cooperate with the Lessees and give such further assurances as are reasonably necessary or advisable to enable the Lessees vigorously to pursue such Claims.

         If for any reason the indemnification provided for in Section 7.1 or
7.2 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then each Guarantor and each Lessee agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee on the one hand and by the Guarantors and the Lessees on the other hand but also the relative fault of such Indemnitee as well as any other relevant equitable considerations. It is expressly understood and agreed that the right to contribution provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.4 General Tax Indemnity. (a) Tax Indemnity. Except as otherwise provided in this Section 7.4, each Guarantor and each Lessee, jointly and severally, shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for the purposes of this Section 7.4, the definition of "Taxes" includes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of
Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, any Lessee, any Guarantor, any Leased Property or any portion thereof or any Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase,



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

ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of any Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to any Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents, (iv) any Leased Property, any Land or any part thereof or any interest therein (including, without limitation, all assessments payable in respect thereof, including, without limitation, all assessments noted on the related Title Policy), (v) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

                  (b) Exclusions from General Tax Indemnity. Section 7.4(a) shall not apply to:

                           (i) Taxes on, based on, or measured by or with respect to net income of the Lessor, the Agent and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, and (B) withholding Taxes imposed by the United States or any state in which Leased Property is located (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the date on which Lender became a Lender hereunder or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Funded Amounts;

                           (ii) Taxes on, based on, or in the nature of, or measured by Taxes on doing business and business privilege, franchise, capital, capital stock, net worth, gross receipts or similar Taxes, other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state in which Leased Property is located, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on each Funding Date the Lessor and the Lenders had advanced funds to a Lessee or the Construction Agent in the form of loans secured by the Leased Property in an amount equal to the Funded Amounts funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in a total amount equal to the Funded Amounts at the end of the Lease Term, or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes relating to any Leased Property;

                           (iii) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Agent (in its individual capacities) or any Affiliate of any thereof for acting as trustee under the Loan Agreement;



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

                           (iv) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earlier of (A) the expiration of the Lease Term with respect to any Leased Property and, if such Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessees' obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to any Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earlier of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

                           (v) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition or bankruptcy by such Tax Indemnitee or any related Tax Indemnitee of any interest in any Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the Leased Property by any Lessee, (B) any sale or transfer resulting from the exercise by any Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease, and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

                           (vi) any Tax which is being contested in accordance with the provisions of Section 7.4(c), during the pendency of such contest;

                           (vii) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Tax Indemnitee solely by reason of its interest in any Leased Property);

                           (viii) any Tax that results from a Tax Indemnitee engaging, with respect to any Leased Property, in transactions unrelated to the Leased Properties or the transactions contemplated by the Operative Documents;

                           (ix) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return or pay a Tax that it is required to file or pay in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where a Lessee did not give timely notice to such Tax Indemnitee (and such Tax Indemnitee otherwise had no actual knowledge) of such filing or payment requirement that would have permitted a proper and timely filing of such return or payment of such Tax, as the case may be, or (B) results from the failure of a Lessee to supply information necessary



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

         for the proper and timely filing of such return or payment of such Tax, as the case may be, that was not in the possession of such Tax Indemnitee; and

                           (x) any Tax that results from the breach by the Lessor of its representation and warranty made in Section 4.3(g) or the breach of any Lender of its representation and warranty made in Section 4.4(b).

                  (c) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessees may have an indemnity obligation pursuant to Section 7.4, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessees may have an indemnity obligation pursuant to Section 7.4 may be payable, such Tax Indemnitee shall promptly notify Borders. The related Guarantor and/or the related Lessee shall be entitled, at its expense, to participate in, and, to the extent that such Guarantor or such Lessee desires to, assume and control the defense thereof; provided, however, that the Guarantors and the Lessees, shall have acknowledged in writing their obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding if the contest is unsuccessful; and, provided further, that neither any Guarantor nor any Lessee shall be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of the Guarantors and the Lessees, on behalf of the Guarantors and the Lessees with representatives reasonably satisfactory to Borders) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding (x) involves any risk of imposition of criminal liability or any material risk of civil liability in excess of $1,000,000 on such Tax Indemnitee or (y) will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless a Guarantor or a Lessee shall have posted a bond or other security satisfactory to the relevant Tax Indemnitees in respect to such risk, (B) such proceeding involves Claims not fully indemnified by the Guarantors and the Lessees which the Guarantors, the Lessees and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing, (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the Transaction and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Guarantors and the Lessees or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if Borders shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to Borders stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, provided, however, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by any Guarantor or any Lessee in accordance with the foregoing.

         Each Tax Indemnitee shall, at Guarantor's and the Lessees' expense, supply the related Guarantor or Lessee with such information and documents in such Tax Indemnitee's possession as are reasonably requested by such Guarantor or Lessee and are necessary or advisable for such Guarantor or Lessee to participate in any action, suit or proceeding to the extent permitted by this
Section 7.4. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.4 without the prior written consent of Borders, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this Section 7.4 with respect to such Claim.

         Notwithstanding anything contained herein to the contrary, (a) a Tax Indemnitee will not be required to contest a Claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 7.4 with respect to such Claim (and any related Claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (b) no Tax Indemnitee shall be required to contest any Claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of Tax Indemnitee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and Borders shall consult in good faith with each other regarding the conduct of such contest controlled by either.

                  (d) Reimbursement for Tax Savings. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by any Guarantor or any Lessee pursuant to this Section 7.4 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by any Guarantor or any Lessee pursuant to this Section 7.4, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Guarantors or the Lessees are not required to indemnify such Tax Indemnitee pursuant to this Section 7.4, which reduction in Taxes was not taken into account in computing such payment by any Guarantor or any Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to Borders (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; provided that no such payment shall be made so long as an Event of Default shall have occurred and be continuing (but shall be paid promptly after all Events of Default have been cured) and, provided, further, that the amount payable to Borders by any Tax Indemnitee pursuant to this
Section 7.4(d) shall not at any time exceed the aggregate amount of all indemnity payments made by the Guarantors and the Lessees under this Section 7.4 to such Tax Indemnitee with respect to the Taxes which gave rise to the credit or refund or with respect to the Tax which gave rise to the reduction in Taxes less the amount of all prior payments made to Borders by such Tax Indemnitee under this Section 7.4(d). Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Guarantors or the Lessees pursuant to this Section 7.4. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to Borders under this Section 7.4(d) shall be treated as a Tax for which the Guarantors and the Lessees are obligated to indemnify such Tax Indemnitee hereunder without regard to Section 7.4(b) hereof.

                  (e) Payments. Any Tax indemnifiable under this Section 7.4 shall be paid by the Guarantors and the Lessees directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section
7.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to Section 7.4 shall be made to the Tax Indemnitee entitled thereto or Borders, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Master Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that the Guarantors and the Lessees are required to pay, Borders shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Guarantors' or the Lessees' payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                  (f) Reports. If any Guarantor or any Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 7.4, such Guarantor or such Lessee shall, if such Guarantor or such Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the applicable Leased Property in such Lessee); provided, however, that if such Guarantor or such Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, such Guarantor or such Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, the related Guarantor or Lessee shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to such Guarantor or such Lessee.

                  (g) Verification. At Borders's request, the amount of any indemnity payment by a Guarantor or a Lessee or any payment by a Tax Indemnitee to Borders pursuant to this Section 7.4 shall be verified and certified by an independent public accounting firm selected by Borders and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in any Guarantor's or any Lessee's favor of 5% or more of the related indemnity payment, the costs of such verification shall be borne by Borders; otherwise, such costs shall be borne by the related Tax Indemnitee. In no event shall any Guarantor or any Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, provided that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Master Agreement and that matters of interpretation of this Master Agreement are not within the scope of the independent accounting firm's responsibilities.

         SECTION 7.5 Increased Costs, etc.

                  (a) Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Funding Party to make or maintain LIBOR Advances as contemplated by this Master Agreement, (a) the commitment of such Funding Party hereunder to continue LIBOR Advance as such and convert Funded Amounts to LIBOR Advance shall forthwith be cancelled and (b) such Funding Party's Funded Amounts then outstanding as LIBOR Advances, if any, shall be converted automatically to Base Rate Advances on the respective last days of the then current Rent Periods with respect to such Funded Amounts or within such earlier period as required by law. If any such conversion of a LIBOR Advance occurs on a day which is not the last day of the then current Rent Period with respect thereto, each Guarantor and each Lessee, jointly and severally, shall pay to such Funding Party such amounts, if any, as may be required pursuant to
Section 7.5(f).

                  (b) Requirements of Law. In the event that reserve requirements for eurocurrency loans or other obligations or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Funding Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Funding Party to any tax of any kind whatsoever with respect to this Master Agreement, any Note or any LIBOR Advance made by it, or change the basis of taxation of payments to such Funding Party in respect thereof (except for taxes covered by Section 7.5(d) and changes in franchise taxes or the rate of tax on the overall net income of such Funding Party);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Funding Party which is not otherwise included in the determination of the Adjusted LIBOR Rate; or

                  (iii) shall impose on such Funding Party any other condition;

and the result of any of the foregoing is to increase the cost to such Funding Party, by an amount which such Funding Party deems to be material, of making, converting into, continuing or maintaining LIBOR Advances or to reduce any amount receivable hereunder in respect thereof then, in any such case, each Guarantor and each Lessee, jointly and severally, shall promptly pay such Funding Party, upon its demand, any additional amounts necessary to compensate such Funding Party for such increased cost or reduced amount receivable. If any Funding Party becomes entitled to claim any additional amounts pursuant to this subsection in relation to such outstanding LIBOR Advances, it shall promptly notify Borders, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to Borders in good faith and setting forth in reasonable detail the calculation of such amounts shall be conclusive in the absence of manifest error. The provisions of this paragraph (b) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (c) Capital Adequacy. In the event that any Funding Party or corporation controlling such Funding Party shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Funding Party or such corporation with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Funding Party's capital as a consequence of its obligations hereunder to a level below that which such Funding Party could have achieved but for such change or compliance (taking into consideration such Funding Party's policies with respect to capital adequacy) by an amount deemed by such Funding Party to be material, then from time to time, after submission by such Funding Party in good faith to Borders (with a copy to the Agent) of a written request therefor setting forth in reasonable detail the calculation of such amount (which request shall be conclusive in the absence of manifest error), each Guarantor and each Lessee, jointly and severally, shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party for such reduction to the extent imposed generally on other lessees or borrowers with whom such Funding Party has similar lease or credit arrangements (but in the case of outstanding Base Rate Advances, without duplication of any amounts already covered by such Funding Party by reason of an adjustment in the applicable Base Rate). The provisions of this paragraph (c) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (d) Taxes. Subject to Section 7.5(e), all payments made by a Lessee under the Lease and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Funding Party, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Funding Party, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Funding Party (excluding a connection arising solely from the Agent or such Funding Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Master Agreement or any other Operative Document) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to the Agent or any Funding Party hereunder or under any other Operative Document, the amounts so payable to the Agent or such Funding Party (so long as such Funding Party is in compliance with Section 7.5(e), as appropriate) shall be increased to the extent necessary to yield to the Agent or such Funding Party (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Operative Documents. Whenever any Withholding Taxes are payable by a Lessee, as promptly as possible thereafter such Lessee shall send to the Agent for its own account or for the account of such Funding Party, as the case may be, a certified copy of an original official receipt received by such Lessee showing payment thereof. If a Lessee fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, each of Borders and each Lessee, jointly and severally, shall indemnify the Agent and the Funding Parties for any incremental taxes, interest or penalties that may become payable by the Agent or any Funding Party as a result of any such failure. The agreements in this subsection shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (e) Tax Forms. Each Lender to this Master Agreement on the Documentation Date that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the Documentation Date, it will deliver to Borders and the Agent two duly completed copies of (i) United States Internal Revenue Service Form 8-BEN or 8-ECI or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-9 or successor applicable form. Each such Lender also agrees to deliver to Borders and the Agent two further copies of the said Form 8-BEN or 8-ECI and Form W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borders, and such extensions or renewals thereof as may reasonably be requested by Borders or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Funding Party from duly completing and delivering any such form with respect to it and such Funding Party so advises Borders and the Agent. Such Lender shall certify (i) in the case of a Form 8-BEN or 8-ECI, that it is entitled to receive payments under the

Operative Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-9, that it is entitled to an exemption from United States backup withholding tax.

                  (f) Breakage Costs. Each Guarantor and each Lessee, jointly and severally, agrees to indemnify each Funding Party and to hold each Funding Party harmless from any loss or expense which such Funding Party may sustain or incur as a consequence of (a) default by a Lessee in payment when due of the principal amount of or interest on any LIBOR Advance, (b) default by a Lessee in making a borrowing or conversion after such Lessee or the Construction Agent has given (or is deemed to have given) a notice in accordance with this Master Agreement, (c) default by a Lessee in making any prepayment of LIBOR Advances after such Lessee has given a notice thereof in accordance with the provisions of the Operative Documents or (d) the making of a prepayment, payment or conversion, of LIBOR Advances on a day which is not the last day of a Rent Period with respect thereto, including, without limitation, in each case, any such loss (including loss of anticipated profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (it being understood that any such calculation will be made on notional amounts as the Funding Parties are not required to show that they matched deposits specifically). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to Borders in good faith shall be conclusive in the absence of manifest error. The provisions of this paragraph (f) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

                  (g) Action of Affected Funding Parties. Each Funding Party agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to
Section 7.5(a) or any amounts which might otherwise be payable pursuant to
Section 7.5(c) or (d); provided, however, that such efforts shall not cause the imposition on such Funding Party of any additional costs or legal or regulatory burdens reasonably deemed by such Funding Party to be material and shall not be deemed by such Funding Party to be otherwise contrary to its policies. In the event that such reasonable efforts are insufficient to avoid all such illegality or all amounts that might be payable pursuant to Section 7.5(c) or (d), then such Funding Party (the "Affected Funding Party") shall use its reasonable efforts to transfer to any other Funding Party (which itself is not then an Affected Funding Party) its Loans and Commitment, subject to the provisions of
Section 6.2; provided, however, that such transfer shall not be deemed by such Affected Funding Party, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Affected Funding Party is unable, or otherwise is unwilling, so to transfer its Loans and Commitment, Borders may designate an alternate lender (reasonably acceptable to the Agent) to purchase the Affected Funding Party's Loans and Commitment, at par and including accrued interest, and, subject to the provisions of Section 6.2, the Affected Funding Party shall transfer its Commitment to such alternate lender and such alternate lender shall become a Funding Party hereunder. Any fee payable to the Agent pursuant to Section 6.2 in connection with such transfer shall be for the account of the Guarantors and the Lessees.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

         SECTION 8.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Master Agreement and any of the Operative Documents, the transfer of any Land to the Lessor as provided herein (and shall not be merged into any Deed), any disposition of any interest of the Lessor in any Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 8.2 Documentary Conventions. The Documentary Conventions shall apply to this Master Agreement.

         SECTION 8.3 Expenses. Whether or not the transactions herein contemplated are consummated, each of the Guarantors and the Lessees, jointly and severally, agrees to pay, as Supplemental Rent, all actual, reasonable and documented out-of-pocket costs and expenses of the Lessor, the Agent and the Lenders in connection with the preparation, execution and delivery of the Operative Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw) and of the Lessor, the Agent and the Lenders in connection with endeavoring to enforce the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lessor, the Agent and the Lenders), unless such enforcement action is finally denied by a court on the merits. All references in the Operative Documents to "attorneys' fees" or "reasonable attorneys fees" shall mean reasonable attorneys' fees actually incurred, without regard to any statutory definition thereof.

         SECTION 8.4 Liabilities of the Funding Parties; Sharing of Payments.
(a) No Funding Party shall have any obligation to any other Funding Party or to any Guarantor or any Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Funding Party expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Funding Party shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth. No Lender shall have any obligation or duty to any Guarantor or any Lessee, any other Funding Parties or any other Person with respect to the transactions contemplated hereby except to the extent of the obligations and duties expressly set forth in this Master Agreement or the Loan Agreement.

         (b) If any Funding Party shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all the Funding Parties, such Funding Party shall forthwith purchase from the other Funding Parties such participations in the Advances owed to them as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Funding Party, such purchase from each Funding Party shall be rescinded and such Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such Funding Party's ratable share (according to the proportion of (i) the amount of the participation purchased from such Funding Party as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Funding Party's ratable share (according to the proportion of (i) the amount of such Funding Party's required repayment to (ii) the total amount so recovered from the purchasing Funding Party) of any interest or other amount paid or payable by the purchasing Funding Party in respect of the total amount so recovered. Each Funding Party agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this Section 8.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Funding Party were the direct creditor of such Funding Party in the amount of such participation.

         SECTION 8.5 Liabilities of the Agent. The Agent shall have no duty, liability or obligation to any party to this Master Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Master Agreement or the Loan Agreement, and any such duty, liability or obligations of the Agent shall be as expressly limited by this Master Agreement or the Loan Agreement, as the case may be. All parties to this Master Agreement acknowledge that the Agent is not, and will not be, performing any due diligence with respect to documents and information received pursuant to this Master Agreement or any other Operative Agreement including, without limitation, any Environmental Audit, Title Policy or survey. The acceptance by the Agent of any such document or information shall not constitute a waiver by any Funding Party of any representation or warranty of Borders or any Lessee even if such document or information indicates that any such representation or warranty is untrue.

         IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                             BORDERS GROUP, INC., as a Guarantor


                             By: /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Chief Financial
                                       Officer


                             BORDERS, INC., as a Lessee and as a Guarantor


                             By: /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer


                             PLANET MUSIC, INC., as a Guarantor


                             By: /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer


                             BORDERS PROPERTIES, INC., as a Guarantor


                             By: /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer



                                                                          MASTER
                                      S-1                              AGREEMENT

                             WALDENBOOKS PROPERTIES, INC., as a
                             Guarantor


                             By: /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer


                             BORDERS ONLINE, LLC , as a Guarantor


                             By: /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer


                             BORDERS OUTLET, INC., as a Guarantor


                             By: /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer


                             BORDERS FULFILLMENT, INC., as a Guarantor


                             By: /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer


                             THE LIBRARY, LTD., as a Guarantor


                             By: /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer



                                                                          MASTER
                                     S-2                               AGREEMENT

                             WALDEN BOOK COMPANY, INC., as a
                             Guarantor


                             By:  /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer



                                                                          MASTER
                                      S-3                              AGREEMENT

                             BORDERS ONLINE, INC., as a Guarantor


                             By:  /s/ EDWARD W. WILHELM
                                ------------------------------------------------
                                Name Printed: Edward W. Wilhelm
                                Title: Senior Vice President and Treasurer



                                                                          MASTER
                                      S-4                              AGREEMENT

                             ATLANTIC FINANCIAL GROUP, LTD., as
                             Lessor

                             By: Atlantic Financial Managers, Inc., its General Partner


                             By:  /s/ STEPHEN BROOKSHIRE
                                ------------------------------------------------
                                Name Printed: Stephen Brookshire
                                Title: President MASTER



                                                                          MASTER
                                      S-5                              AGREEMENT

                             SUNTRUST BANK, as Co-Arranger,
                             Documentation Agent, Agent and as a Lender


                             By:  /s/ JONATHAN B. SIMON
                                ------------------------------------------------
                                Name Printed: Jonathan B. Simon
                                             -----------------------------------
                                Title: Asst. Vice President
                                      ------------------------------------------



                                                                          MASTER
                                      S-6                              AGREEMENT

                             FLEET NATIONAL BANK, as a Lender, Co-Arranger and Syndication Agent


                             By: /s/ KATHLEEN DIMOCK
                                ------------------------------------------------
                                Name Printed: Kathleen Dimock
                                             -----------------------------------
                                Title: Director
                                      ------------------------------------------



                                                                          MASTER
                                      S-7                              AGREEMENT

                             PNC BANK NATIONAL ASSOCIATION,
                             as a Lender


                             By: /s/ PHILIP K. LIEBSCHER
                                ------------------------------------------------
                                Name Printed: Philip K. Liebscher
                                             -----------------------------------
                                Title: Vice President
                                      ------------------------------------------



                                                                          MASTER
                                      S-8                              AGREEMENT

                             COMERICA BANK, as a Lender


                             By: /s/ DAVID C. BIRD
                                ------------------------------------------------
                                Name Printed: David C. Bird
                                             -----------------------------------
                                Title: Vice President
                                      ------------------------------------------



                                                                          MASTER
                                      S-9                              AGREEMENT

                             HIBERNIA NATIONAL BANK, as a Lender


                             By: /s/ MATT BREAUX
                                ------------------------------------------------
                                Name Printed: Matt Breaux
                                             -----------------------------------
                                Title: Portfolio Manager
                                      ------------------------------------------


                                                                          MASTER
                                     S-10                              AGREEMENT

                             THE BANK OF NEW YORK, as a Lender


                             By: /s/ DAVID C. JUDGE
                                ------------------------------------------------
                                Name Printed: David C. Judge
                                             -----------------------------------
                                Title: Senior Vice President
                                      ------------------------------------------



                                                                          MASTER
                                     S-11                              AGREEMENT

                             U.S. BANK NATIONAL ASSOCIATION,
                             as a Lender


                             By: /s/ THOMAS L. BAYER
                                ------------------------------------------------
                                Name Printed: Thomas L. Bayer
                                             -----------------------------------
                                Title: Vice President
                                      ------------------------------------------



                                                                          MASTER
                                      S-12                             AGREEMENT

                            WACHOVIA BANK, NATIONAL
                            ASSOCIATION, as a Lender


                            By: /s/ MARTHA M. WINTERS
                                ------------------------------------------------
                                Name Printed: Martha M. Winters
                                             -----------------------------------
                                Title: Vice President
                                      ------------------------------------------



                                                                          MASTER
                                      S-13                             AGREEMENT

                             NATIONAL CITY BANK, as a Lender


                             By: /s/ BRIAN T. STRAYTON
                                ------------------------------------------------
                                Name Printed: Brian T. Strayton
                                             -----------------------------------
                                Title: Vice President
                                      ------------------------------------------



                                                                          MASTER
                                      S-14                             AGREEMENT

                                  SCHEDULE 2.2

                         AMOUNT OF EACH FUNDING PARTY'S
                       COMMITMENT AND MAXIMUM COMMITMENT

Lessor Commitment Percentage:                                                           5%

Lender Commitment Percentages:

        SunTrust Bank                                                             13.6667%

        Fleet National Bank                                                        6.6667%

        PNC Bank, National Association                                            17.3333%

        Comerica Bank                                                              6.6667%

        Hibernia National Bank                                                     6.6667%

        The Bank of New York                                                       6.6667%

        U.S. Bank National Association                                            13.3333%

        Wachovia Bank, National Association                                       17.3333%

        National City Bank                                                         6.6667%

Lessor Maximum Commitment:                                                   $  3,750,000

Lender Maximum Commitments:

        SunTrust Bank                                                        $ 10,250,000

        Fleet National Bank                                                     5,000,000

        PNC Bank, National Association                                         13,000,000

        Comerica Bank                                                           5,000,000

        Hibernia National Bank                                                  5,000,000

        The Bank of New York                                                    5,000,000

        U.S. Bank National Association                                         10,000,000

        Wachovia Bank, National Association                                    13,000,000

        National City Bank                                                      5,000,000



                                                                          MASTER
                                      S-15                             AGREEMENT